Exhibit 10.1

LEASE AGREEMENT

by and between

WESTGATE 200, LLC,

a Missouri limited liability company,

as “Landlord”,

and

1847 GOEDEKER INC.

a Delaware corporation

as “Tenant”

January 13, 2021

TABLE OF CONTENTS

I.	BASIC LEASE TERMS AND IDENTIFICATION OF EXHIBITS	1
1.1	BUILDING ADDRESS	1
1.2	LANDLORD’S ADDRESS	1
1.3	TENANT’S ADDRESS	1
1.4	DATE OF LEASE	1
1.5	LEASE TERM	1
1.6	RESERVED	1
1.7	COMMENCEMENT DATE	1
1.8	RENT COMMENCEMENT DATE	1
1.9	EXPIRATION DATE OF TERM	2
1.10	PREMISES	2
1.11	BUILDING	2
1.12	BASE RENT	2
1.13	SECURITY DEPOSIT	2
1.14	TENANT’S PERCENTAGE SHARE	2
1.15	UTILITIES	2
1.16	EXPENSE PAYMENTS	2
1.17	Intentionally Deleted	2
1.18	EXHIBITS	2

II.	PREMISES	3
2.1	Lease	3
2.2	Building Construction; Plans	3
2.3	Lease of Parking Spaces	3

III.	TERM	4
3.1	Commencement Date; Rent Commencement Date	4
3.2	Term	4
3.3	Intentionally Omitted.	4
3.4	Renewal Options	4

IV.	RENT	5
4.1	Base Rent	5
4.2	Tax and Operating Expense Rent	5
4.3	Payment of Rent	5
4.4	Operating Expenses, Property Taxes and Insurance Costs	6
4.5	Tax and Operating Expense Rent	8
4.6	Review of Landlord’s Statement	9
4.7	Utilities	10
4.8	Protest of Property Taxes	10
4.9	Personal Property Taxes	10
4.10	Rent Taxes	10

i

V.	SECURITY DEPOSIT	10

VI.	POSSESSION, USE AND ENJOYMENT	11
6.1	Use of Premises	11
6.2	Quiet Enjoyment	12
6.3	Common Areas	12

VII.	CONDITION OF PREMISES	13
7.1	Landlord Work	13
7.2	Landlord Disclaimer	13
7.3	No Implied Agreements	13

VIII.	MAINTENANCE	13
8.1	Landlord’s Maintenance	13
8.2	Tenant’s Maintenance	14
8.3	Service Contracts	14
8.4	Changes in Requirements	14
8.5	Access and Installations	15

IX.	ALTERATIONS AND IMPROVEMENTS SUBSEQUENT TO INITIAL OCCUPANCY	15
9.1	Tenant’s Alterations	15
9.2	Liens	16

X.	ASSIGNMENT AND SUBLETTING	16
10.1	Assignment and Subletting	16
10.2	Exceptions to Restriction	16
10.3	Notice to Landlord	18
10.4	Approval Process	19
10.5	Provisions Applicable to Transfers Generally	19

XI.	INDEMNITY	21
11.1	Indemnification	21

XII.	DEFAULTS AND REMEDIES	22
12.1	Events of Default	22
12.2	Landlord’s Remedies	22
12.3	Attorneys’ Fees	24
12.4	Default by Landlord	24
12.5	Mortgagee Protection	25

XIII.	SURRENDER OF PREMISES	25

XIV.	HOLDING OVER	26

XV.	DAMAGE BY FIRE OR OTHER CASUALTY	26
15.1	Substantial Untenantability	26
15.2	Insubstantial Untenantability	27
15.3	Rent Abatement	27
15.4	Tenant’s Restoration	27

XVI.	EMINENT DOMAIN	27
16.1	Permanent Taking	27
16.2	Insubstantial Taking	27
16.3	Compensation	28

XVII.	INSURANCE	28
17.1	Tenant’s Insurance	28
17.2	Landlord’s Insurance	29
17.3	Waiver of Subrogation	30

XVIII.	RULES AND REGULATIONS	30

19.1	Landlord’s Rights	30
19.2	Right of Entry onto the Premises	31
19.3	Building Signage	32

XX.	ENVIRONMENTAL	32
20.1	General	32
20.2	Indemnity	33
20.3	Assessments	33
20.4	Duty to Inform Landlord	33
20.5	Hazardous Materials Disclosure Certificate	34

XXI.	ESTOPPEL CERTIFICATES	34
21.1	Tenant’s Estoppel Certificates	34
21.2	Landlord’s Estoppel Certificates	34

XXII.	RELOCATION OF TENANT	35

XXIII.	REAL ESTATE BROKERS	35

XXIV.	SUBORDINATION AND ATTORNMENT	35
24.1	Subordination	35
24.2	Attornment	35

XXV.	NOTICES	36

XXVI.	LANDLORD’S LEASE UNDERTAKINGS, EXCULPATION FROM PERSONAL LIABILITY; TRANSFER OF LANDLORD’S INTEREST	36
26.1	Landlord’s Lease Undertakings	36
26.2	Transfer of Landlord’s Interest	36
26.3	Landlord Consent	36

XXVII.	ADDITIONAL OPTIONS	37
27.1	Expansion Option	37
27.2	Right of First Offer	38
27.3	Early Termination Right	39

XXVIII.	FINANCIAL COVENANTS; CREDIT ENHANCEMENT	39
28.1	Financial Statements	39

XXIX.	MISCELLANEOUS	39
29.1	Late Charges	39
29.2	Entire Agreement	39
29.3	Accord And Satisfaction	39
29.4	Binding Effect	40
29.5	Force Majeure	40
29.6	Captions	40
29.7	Applicable Law	40
29.8	WAIVER OF JURY TRIAL	40
29.9	Riders	40
29.10	Organizational Documents/Approvals	40
29.11	Rents from Real Property	40
29.12	OFAC	41
29.13	New Title Documents	41

XXX.	DISPUTE RESOLUTION	41
30.1	Disputes	41
30.2	Mediation	41
30.3	Allocation of Costs	41

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), dated as of January 13, 2021 (the “Execution Date”), is made and entered into by and between WESTGATE 200, LLC, a Missouri limited liability company (“Landlord”), and 1847 GOEDEKER INC., a Delaware corporation (“Tenant”).

I. BASIC LEASE TERMS AND IDENTIFICATION OF EXHIBITS

1.1	BUILDING ADDRESS:	West Gate 200-Fountain Lakes Commerce Center
3817-1833 Millstone Parkway
St. Charles, Missouri 63301

1.2	LANDLORD’S ADDRESS:	WESTGATE 200, LLC

c/o The Millstone Company.
7733 Forsyth, Suite 1525
St. Louis, Missouri 63105

1.3	TENANT’S ADDRESS:
1847 Goedeker Inc.
13850 Manchester Road
Ballwin, MO 63011
Attention: Bob Barry

With a copy to:
Bevilacqua PLLC
1050 Connecticut Ave., NW #50
Washington, DC 20036
Attention: Louis A. Bevilacqua
Lou@bevilacquapllc.com

1.4	DATE OF LEASE:	January 13, 2021

1.5	LEASE TERM:	Approximately Sixty-Three (63) months, subject to the terms of Section 3.2, plus two (2) five-year renewal options.

1.6	RESERVED

1.7	COMMENCEMENT DATE:	January 13, 2021.

1.8	RENT COMMENCEMENT DATE:	Either (a) if the Commencement Date occurs on the first day of a calendar month, the first (1st) day of the third (3rd) full calendar month after the Commencement Date, or (b) if the Commencement Date occurs on a day other than the first day of a calendar month, the first (1st) day of the fourth (4th) full calendar month after the Commencement Date.

1.9	EXPIRATION DATE OF TERM:	11:59 p.m. (St. Louis, Missouri time) on the last day of the fifth (5th) Lease Year (unless renewed, extended or accelerated as provided in this Lease).

1.10	PREMISES:	Approximately 57,867 rentable square feet (“RSF”) as depicted in Exhibit A attached to this Lease, subject to adjustment as provided in Section 2.2, as may be amended to include the Expansion Space (the “Premises”).

1.11	BUILDING:	Approximately 200,200 rentable square feet as depicted in Exhibit A attached to this Lease, subject to adjustment as provided in Section 2.2.

1.12	BASE RENT:	See Exhibit E attached to this Lease.

1.13	SECURITY DEPOSIT:	$25,702.59.

1.14	TENANT’S PERCENTAGE SHARE:	29% [57,867 / 200,200], subject to the adjustment provided in this Lease.

1.15	UTILITIES:	To be separately metered and paid by Tenant directly to the utility supplier.

1.16	Expense Payments: (estimates only and subject to adjustment to actual costs pursuant to the provisions of this Lease)

Common Area Charges:	Initially, $.32 per RSF per annum
Taxes:	Initially, $.46 per RSF per annum
Insurance Premiums:	Initially, $.20 per RSF per annum

Total Estimated First Year Monthly Tax and Operating Expense Rent Payments:   $4,725.81

1.17	Intentionally Deleted

1.18	EXHIBITS: The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A	Depiction of the Land (“Site Plan”)
EXHIBIT B	Form of SNDA
EXHIBIT C	[Reserved]
EXHIBIT D	Rules and Regulations
EXHIBIT E	Base Rent Schedule
EXHIBIT F	[Reserved]
EXHIBIT G	Depiction of Expansion Space
EXHIBIT H	[Reserved]
EXHIBIT I	[Reserved]
EXHIBIT J	Defined Terms

II. PREMISES

2.1 Lease. Commencing as of the Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions set forth in this Lease, and for the Term of this Lease, the premises to be constructed as described in Section 1.10 (“Premises”) forming part of the building as described in Section 1.11 (the “Building”) on the land depicted on the Site Plan (the “Land”) together with all easements and appurtenances thereto. Landlord’s grant of a leasehold interest to Tenant herein is made subject to all matters of public record (the “Permitted Exceptions”). In addition, Landlord grants to Tenant the non-exclusive right to use the Common Areas, in common with Landlord and all other tenants and occupants of the Building and the Property and their respective employees, agents, customers and invitees, subject to the terms, covenants and conditions contained in this Lease and the Rules and Regulations. Capitalized terms used in this Lease are as defined on Exhibit J attached to this Lease.

2.2 Premises Construction; Plans; Tenant Improvement Allowance. Except for payment of the Tenant Improvement Allowance (defined herein), Tenant shall be responsible for any work to ready the Premises for Tenant’s occupancy thereof, such as installing Tenant’s furnishings, trade fixtures and equipment (all such work to be performed by Tenant is hereinafter referred to as “Tenant’s Work”). Prior to performing Tenant’s Work or any of the Tenant Improvement Allowance Work (as defined below), Tenant shall obtain Landlord’s prior written consent to any contractors or subcontractors that perform any of the Tenant’s Work, together with all plans and specifications related thereto, such consent not to be unreasonably withheld, conditioned or delayed.

Landlord shall provide to Tenant as a tenant improvements allowance (the “Tenant Improvement Allowance”), the sum of $150,000.00 which, may be applied by Tenant to costs and expenses actually incurred by Tenant in connection with the installation of Landlord approved office and bathroom improvements, together with the main electrical services for the Premises (the “Tenant Improvement Allowance Work”). The Tenant Improvement Allowance shall be due and payable to Tenant within fifteen (15) days after Tenant submits to Landlord original receipts (or certified copies) for all of Tenant’s costs and expenses incurred in connection with Tenant Improvement Allowance Work, along with any supporting documentation evidencing final completion of, and payment for, the Tenant Improvement Allowance Work reasonably requested by Landlord, including, without limitation lien waivers from Tenant’s contractors and suppliers. In no event shall any portion of Tenant’s Improvement Allowance be used towards any furniture, fixtures, or equipment or for the payment of any rent due under the Lease. All of Tenant’s Work and the Tenant Improvement Allowance Work shall be done in a good, workmanlike manner, in compliance with all insurance requirements and governmental requirements, in accordance with the Lease, and in accordance with any applicable code requirements and properly permitted, if applicable. Further, all Tenant’s Work and the Tenant Improvement Allowance Work shall be done by reputable and licensed contractors and subcontractors reasonably acceptable to Landlord.

The amount of rentable square feet included within the Premises and the Building as specified in this Lease is based on the estimates of the Architect based on reasonable standards of building measurement. Landlord and Tenant hereby waive any right to require an adjustment to the Base Rent or Tenant’s Percentage Share to reflect the actual RSF of such space.

2.3 Lease of Parking Spaces. During the Term, Tenant shall have a license to use, for vehicle parking only and on a non-reserved basis, without charge, Tenant’s Percentage Share of (i) the automobile parking located within the automobile parking areas shown on the Site Plan for use by Tenant’s employees and business invitees, and (ii) the truck parking located within the truck parking areas shown on the Site Plan use by Tenant. The parties hereto stipulate and agree that, based upon the size of the Premises, Tenant shall have use of a minimum of forty (40) car parking spaces. The license granted Tenant herein shall terminate automatically and without the necessity for any further notice upon any termination of this Lease or Tenant’s right to possession of the Premises. Landlord shall have the right to grant to other tenants of the Building the right to use automobile and truck parking spaces, without being deemed in breach of this Lease. Landlord will have the right to implement and enforce reasonable rules and regulations of the use of the parking areas on the Property, from time to time, upon giving Tenant written notice thereof; and any violation of any such rules and regulations by Tenant or its employees or business invitees after expiration of any applicable notice and cure period shall constitute a default on the part of Tenant under this Lease. Landlord reserves the right, in its reasonable discretion, to determine whether such parking areas are becoming crowded and, in such event, to allocate specified parking stalls among Tenant and other tenants in the Property, provided, in no event shall such allocation result in a reduction to the minimum number of parking spaces made available to Tenant. All parking spaces, other than those for truck parking, may only be used for parking vehicles no larger than full-size passenger automobiles, SUV’s or pick-up trucks. Tenant shall be permitted to park, on a short term basis, tractor-trailer trucks, box trucks and other commercial vehicles in the loading dock areas located on the Premises. Landlord, in addition to its other remedies, shall have the right to remove or tow away any oversized vehicles violating any Requirements. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, provided, however, Landlord shall use reasonable efforts, such as installing parking signage, to prevent parking in the parking area by parties not otherwise permitted to park in the parking area on the Property pursuant to the terms hereof.

III. TERM

3.1 Commencement Date; Rent Commencement Date.

3.1.1 The “Commencement Date” shall mean the date of delivery of the Premises to Tenant.

3.1.2 The “Rent Commencement Date” shall mean (a) if the Commencement Date occurs on the first day of a calendar month, the first (1st) day of the third (3rd) full calendar month after the Commencement Date, or (b) if the Commencement Date occurs on a day other than the first day of a calendar month, the first (1st) day of the fourth (4th) full calendar month after the Commencement Date.

3.2 Term. The term of this Lease (“Term” or “Lease Term”) shall commence on the Commencement Date. The Term shall expire at 11:59 p.m. on the last day of the fifth (5th) Lease Year (the “Expiration Date”) (as said date may be extended as provided in this Lease).

3.3 Intentionally Omitted.

3.4 Renewal Options. Tenant shall have two (2) options to renew (each a “Renewal Option”) the term of this Lease for five (5) years each. The first Renewal Option, if exercised at all, shall be exercised by written notice to Landlord given not less than six (6) months prior to the expiration of the fifth (5th) Lease Year (time being of the essence). The second Renewal Option, if exercised at all, shall be exercised by written notice to Landlord given not less than six (6) months prior to the expiration of the tenth (10th) Lease Year (time being of the essence). Notwithstanding the foregoing, if Tenant fails to exercise a Renewal Option as aforesaid, then Tenant shall have no options to extend the Term, unless otherwise agreed to by Landlord. All references to the “Term” of this Lease shall, unless the context shall clearly indicate a different meaning, be deemed to include any extension of the Term (the “Renewal Term”) resulting from Tenant’s valid exercise of a Renewal Option. If Tenant exercises a Renewal Option, then the parties shall continue to perform all of their respective obligations under this Lease during the Renewal Term applicable to such Renewal Option; provided, however, that during each Renewal Term: (a) the Base Rent for the first Lease Year of such Renewal Term shall be increased to an amount one hundred two and one half percent (102.5%) of the Base Rent payable during the immediately preceding Lease Year; (b) the Base Rent for each succeeding Lease Year of such Renewal Term (after the first year) shall be increased to an amount one hundred two and one half percent (102.5%) of the Base Rent payable during the immediately preceding Lease Year; and (c) Tenant shall continue to pay the Tax and Operating Expense Rent as provided in Article IV (Rent) below during the Renewal Term.

IV. RENT

4.1 Base Rent. Beginning on the Rent Commencement Date and for the remainder of the Term, Tenant agrees to pay to Landlord, without any prior notice or demand and without any deduction whatsoever, base rent (the “Base Rent”) for the Premises at the monthly rates provided on the schedule attached hereto as Exhibit E.

4.2 Tax and Operating Expense Rent. Beginning on the Commencement Date and for the remainder of the Term, Tenant shall pay to Landlord Tenant’s Percentage Share of the Property Taxes, Operating Expenses and Insurance Costs accrued, paid or incurred by Landlord during the Term (the “Tax and Operating Expense Rent”), subject, however to the provisions herein below.

4.3 Payment of Rent. Tenant shall pay the Base Rent and Tax and Operating Expense Rent (as provided in Section 4.5.2 below) in equal monthly installments (each, a “Rent Installment”) in advance commencing on the Rent Commencement Date, with respect to the Taxes and Operating Expense Rent, and the Rent Commencement Date, with respect to the Base Rent, and on the first day of each month thereafter during the Term; provided, however, if the Rent Commencement Date is other than the first day of a calendar month, the installment of Taxes and Operating Expense Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. Tenant shall make all Rent Installments by means of ACH transfer for value of federal funds to Landlord, or other form of electronic funds transfer approved by Landlord in writing. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset (except to the extent expressly provided in this Lease), in lawful money of the United States at Landlord’s office in the Building or to such other Person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent Installment due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided. Tenant specifically waives herein all rights to demand, protest, notice or presentment, if any. If Tenant makes any payment to Landlord by check, the same shall be by check of Tenant only, and Landlord shall not be required to accept the check of any other person, and any check received by Landlord shall not be deemed to have satisfied Tenant’s obligation to pay the Rent Installment to which such check pertains until such check has cleared and Landlord is in receipt of good funds. If any check is mailed by Tenant, it must be mailed to Landlord’s Notice Address and Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord and cleared by Landlord’s bank for payment on or before the date when payment is due. Any amounts required to be paid by Tenant to or on behalf of Landlord under this Lease shall constitute rent due under this Lease and, to the extent such amounts do not constitute Base Rent, are included within the definition of “Additional Rent”. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease, except that any non-scheduled payment required and due under this Lease, where there is a stipulated time frame within which it is due, shall be due and payable on that time frame and not immediately as stated above.

4.4 Operating Expenses, Property Taxes and Insurance Costs. For each month of the Lease Term, commencing with the Commencement Date and on the first day of each month thereafter, Tenant shall pay Landlord as Tax and Operating Expense Rent an amount equal to 1/12 of the annual cost of Tenant’s Percentage Share of Operating Expenses, Property Taxes and Insurance Costs as estimated by Landlord from time to time in accordance with Section 4.5.1 below.

4.4.1 “Operating Expenses” shall mean all expenses and disbursements of every kind excluding any duplication (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Property (including the associated Common Areas), including but not limited to the following:

(a) Wages and salaries (including management fees) of all employees, agents, consultants and other individuals or entities engaged in the operation, repair, replacement, maintenance, and security of the Property, including taxes, insurance and benefits relating thereto;

(b) All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Property;

(c) All maintenance, repairs, replacements and improvements made to the Property, any portion or component part of the Property, and any personal property, fixtures, machinery, equipment, systems, utilities and apparatus located in or used in connection with the Property, regardless of whether capital in nature, provided, however, that with respect to any improvements which are capital in nature, such capital expenditures will be amortized over the useful economic life of such improvements as determined by Landlord and only the amount to be amortized in any one year will be included within Operating Expenses for such year;

(d) The cost of all utilities used or consumed at the Property, including, without limitation, all leased areas and Common Areas, provided, however, that Operating Expenses shall exclude the cost of any Separately Metered Utilities (as defined herein) consumed within those portions of the Building other than the Premises. The phrase “Separately Metered Utilities” means those utility services separately metered (including sub-metering) to the Premises;

(e) The cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, security of the Property or the Common Areas (including, without limitation, exterior painting, mowing, snow, ice, debris and waste removal, and landscape maintenance) and all expenses and costs (including legal fees and expenses) incurred for the general benefit of the Property (e.g., contesting any Requirement); and

(f) The cost of performing, or paying for, any obligation imposed on Landlord by this Lease or any Requirement to the extent not directly reimbursable by Tenant under the other provisions of this Lease.

Notwithstanding the foregoing provisions of this Section 4.4.1, the definition of “Operating Expenses” shall exclude the following costs (the “Operating Expense Exclusions”): (1) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Property other than Tenant; (2) for interest, amortization or other payments on loans to Landlord; (3) for acquiring, constructing or expanding the Building, any improvements on the Property or any portions of the Common Areas, or any depreciation or amortization of such costs; (4) for expenses of leasing commissions, lease negotiations, advertising, brokerage commissions, architectural or engineering services; (5) for providing maintenance and repair services to or for the sole benefit of other tenants of the Property; (6) for federal or state income taxes imposed on or measured by the net income of Landlord from the operation of the Property or inheritance, estate or gift taxes; (7) for costs or expenses arising from failure by Landlord to timely pay bills or other obligations, including without limitation, any late charges, penalties or interest relating thereto, except to the extent arising from default of Tenant; (8) for any capital repairs or replacements to the foundation of the Building, (9) for any capital repairs or replacements to the structural elements of the Building; and (10) for any capital repairs or replacements to the roof of the Building; (10) any other capital improvement, repair or replacement to the Property other than the cost of capital improvements made in order to comply with any law, rule or regulation promulgated after the date of this Lease by any governmental authority, which cost of capital improvements shall be amortized over the useful economic life of such improvements as determined in accordance with generally accepted accounting principles consistently applied. For purposes of the foregoing clauses (8), (9), (10) and (11), costs of ordinary maintenance and repairs which may be expensed in one year under applicable Federal income tax laws are not “capital” and shall not be deemed to constitute Operating Expense Exclusions. In addition, Operating Expense Exclusions shall include, without limitation (1) reserves of any kind or nature, (2) advertising and promotional expenditures, (3) costs incurred to remedy structural defects in original construction materials or installations; (4) costs incurred to test, survey, clean up, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos containing materials from the Property or the Building unless the wastes or asbestos containing materials were in or on the Property because of Tenant’s (or a Tenant Party’s) negligence or intentional acts, (5) costs related to maintaining Landlord’s legal existence and cost of Landlord’s general corporate overhead and administrative expenses that are unrelated to the operation, management, or maintenance of the Building; and (6) costs and expenses incurred in connection with the sale or transfer of an interest in Landlord or the Building.

4.4.2 “Property Taxes” shall mean the aggregate amount of any and all of the following: (a) all ad valorem real estate taxes and personal property taxes which are generally imposed upon non-tax exempt owners of real estate in the City or County of St. Charles, Missouri and the State of Missouri to the extent attributable to the Building and all components thereof, all assessments (whether they be general, special, ordinary or extraordinary or assessed by any special taxing district, community development authority, community improvement district, neighborhood improvement district, transportation development district or the like), transit taxes, utility taxes and assessments, franchise taxes, entitlement fees, allocation unit fees, taxes based upon the receipt of rent (however denominated, including, without limitation, a rent tax, sales tax, margin tax (based on receipt of rents only), occupancy tax, value added tax or excise tax, business privilege or occupation tax), license or business fees required pursuant to any Requirement to operate the Building and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including federal or state income taxes imposed on or measured by the net income of Landlord from the operation of the Property, or inheritance, estate or gift taxes) and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including federal, state or local income or earnings taxes or inheritance, estate or gift taxes), which Landlord shall pay or become obligated to pay in connection with the Property, or any part thereof; (b) amounts paid, levied or assessed in lieu of any such taxes or assessments, in substitution for, or in addition to existing or additional taxes against the Premises, the Building and/or the Land, including, without limitation, amounts payable in connection with any payment or payments in lieu of taxes agreement or lease agreement with the City of St. Charles, Missouri under Chapter 100 of the Missouri Revised Statutes; (c) fees and costs, including reasonable attorneys’ fees, appraisals and consultants’ fees, incurred by Landlord in seeking to obtain any exemption, reassessment, reduction of, or a limit on the increase in, any such taxes, assessments or payments in lieu thereof, regardless of whether any reduction or limitation is obtained; (d) taxes, assessments, levies, impositions or charges directly or indirectly imposed upon Landlord and measured by or based in whole or in part upon the Property or the rents or other income from the Property, to the extent that such items would be payable if the Property was the only property of Landlord subject to the same and the income received by Landlord from the Property was the only income of Landlord, and are not in lieu of federal or State of Missouri income taxes payable by (i) the Landlord entity, if the Landlord entity is taxed as a corporation, or (ii) the partners or members of the Landlord entity, but not the Landlord entity, if the Landlord entity is taxed as a partnership; and (e) personal property taxes imposed upon all furniture, fixtures, machinery, equipment, systems, apparatus, appurtenances of owned or leased by Landlord in connection with ownership, operation or leasing of the Property.

4.4.3 “Insurance Costs” shall mean the aggregate amount of any and all amounts paid or payable by Landlord toward the cost of obtaining and maintaining any insurance or insurance related expense applicable to the Property, or Landlord’s personal property used in connection with the Property, or the ownership of the Property, insuring any one or more of Landlord, its mortgage lenders, investors, property managers or contractors against risks typically insured by prudent professional property owners with respect to property substantially similar to the Property located in St. Charles County, Missouri or as may be required under the terms of any Mortgage.

4.5 Tax and Operating Expense Rent. The Tax and Operating Expense Rent shall be determined as follows:

4.5.1 Estimate. Prior to the Commencement Date and on or before January 1st of each calendar year thereafter, Landlord shall give Tenant written notice (the “Tax and Operating Expense Rent Notice”) of Landlord’s reasonable estimate of the Property Taxes, Operating Expenses and Insurance Costs (i.e., the Tax and Operating Expense Rent) for the current calendar year. On or before the first day of each calendar month during such calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant’s Percentage Share of such estimated amount, such payments to be made as provided in Section 4.3 (Payments of Rent) above; provided, however, that, Landlord, by written notice given to Tenant from time to time, shall have the right to revise its estimate for such year based on reasonable calculations by Landlord, in which event subsequent payments of Tax and Operating Expense Rent due from Tenant for such year shall be based upon such revised estimate. During any calendar year, prior to the giving of the Tax and Operating Expense Rent Notice for such year, Tenant shall continue paying installments of Tax and Operating Expense Rent based upon the Tax and Operating Expense Rent Notice most recently given to Tenant.

4.5.2 Landlord’s Statement. Landlord shall maintain books and records showing Operating Expenses in accordance with reasonably sound accounting practices consistently applied throughout the Term of the Lease. By April 1st of each calendar year or as soon thereafter as practical, Landlord shall deliver to Tenant a statement certified by Landlord of the prior calendar year’s Property Taxes, Operating Expenses and Insurance Costs (the “Landlord’s Statement”). Each statement for Operating Expenses shall give detailed information as to the computation of the Operating Expenses and the components thereof. If the amount of Tax and Operating Expense Rent paid by Tenant during any calendar year is more that the Tenant’s Percentage Share of Property Taxes, Operating Expenses and Insurance Costs for such year, then such excess shall be credited to the next occurring installment of Tax and Operating Expense Rent or refunded to Tenant, at Landlord’s option. If, however, the amount of Tax and Operating Expense Rent paid by Tenant during any calendar year is less that the Tenant’s Percentage Share of Property Taxes, Operating Expenses and Insurance Costs for such year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after receipt of Landlord’s Statement. No delay in providing the statement described in this Section shall act as a waiver of Tenant’s obligation to pay Tax and Operating Expense Rent; provided, however, Tenant shall have no obligation to reimburse Landlord for any expenses incurred by Landlord reimbursable hereunder if such expenses are not billed to Tenant within two (2) years after the year such expenses are incurred by Landlord.

4.5.3 Proration at end of Term. If the Term terminates on a day other than the last day of a calendar year, the amount of the Tenant’s Percentage Share of Property Taxes, Operating Expenses and Insurance Costs applicable to such calendar year to be paid pursuant to Section 4.2 shall be prorated on the basis of the number of days from January 1 of such calendar year to the last day of the Term divided by 365 (or 366 if such year is a leap year).

4.5.4 Self Performance of Services by other Tenants. If any other tenant of the Building (i.e., any tenant other than Tenant), at such tenant’s expense, directly procures any service typically provided by landlords in a multi-tenant building in lieu of obtaining such service through Landlord, and Landlord provides such to Tenant (as opposed to Tenant directly procuring and payment for such service), then the Operating Expenses shall be increased to the extent the expense of providing such service would have constituted an Operating Expense had such service been provided by Landlord, for the purposes of determining the amount of the Tax and Operating Expense Rent.

4.6 Review of Landlord’s Statement. Tenant shall have the right to have a reputable, independent firm of certified public accountants or a real estate services firm with experience in conducting audits related to commercial real estate of Tenant’s selection (and subject to Landlord’s approval) review, copy or audit Landlord’s books and records relating to Property Taxes, Operating Expenses and Insurance Costs for a calendar year during the sixty (60) day period commencing upon Landlord’s delivery of Landlord’s Statement to Tenant for such calendar year. If any such audit is not performed within such sixty (60) day period, then Tenant’s right to audit Landlord’s books and records as aforesaid shall be deemed waived and the applicable Landlord’s Statement shall be deemed approved and accepted by Tenant. If Tenant performs such audit, then the parties agree as follows with respect to any such audit.

4.6.1 Contest Notice. Within twenty (20) days after the completion of any such audit, Tenant shall deliver a written notice to Landlord contesting those portions of the Landlord’s Statement that are claimed by Tenant to be incorrect. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease, including, without limitation, Tenant’s obligation to make all payments of Rent of any kind or character pending the completion of and regardless of the results of any audit performed under this Section 4.6.

4.6.2 Audit. Landlord intends to maintain the records of Property Taxes, Operating Expenses and Insurance Costs at the Building Management Company’s offices (which may or may not be in the Building) and Tenant agrees that any audit of such records under this Section 4.6 shall be conducted (a) at said location, (b) at the sole expense of Tenant (subject to the provisions of Section 4.6.4 below), and (c) by a reputable, independent firm of certified public accountants of national standing or a nationally recognized real estate services firm, which shall be compensated on an hourly basis. Tenant acknowledges and agrees that any records reviewed under this Section 4.6 constitute confidential information of Landlord, which Tenant shall not be disclose to anyone other than the accountants performing the review, Tenant’s counsel, the partners or executive staff of Tenant who receive the results of the review or as may be necessary in connection with any legal proceedings.

4.6.3 Correction of Errors. Any errors disclosed by the review or audit shall be promptly corrected by Landlord, subject, however, to Landlord’s right to dispute any such claimed errors, in good faith. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be promptly refunded to Tenant. In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord’s actual accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding Rent Installment. In the event that Landlord overcharged Tenant for Property Taxes, Operating Expenses and Insurance Cost by more than 8% in the aggregate, Landlord will also reimburse Tenant for the costs reasonably incurred by Tenant for such audit (not to exceed $3,000) within (30) days following the date of the audit.

4.7 Utilities. Tenant shall pay for all Separately Metered Utilities (which will include water, gas and electricity, telephone, sewer, sprinkler services, refuse and trash collection), and other utilities and services used on the Premises, all maintenance charges for Separately Metered Utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Tenant, at Tenant’s cost, will pay the charges for all Separately Metered Utilities directly to supplier thereof. If in the future any governmental entity requires joint metering of any utilities (e.g. sewers), Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Landlord shall not be liable for any interruption or failure of utilities or any other service to the Premises and no such interruption or failure shall result in the abatement of rent hereunder or otherwise permit Tenant to terminate this Lease, provided, however, Tenant shall be entitled to an abatement of Base Rent in the event of an interruption or failure of utilities or other services to the Premises caused by Landlord or Landlord’s employees, agents or contractors which last in excess of five (5) business days for such time period from the date such interruption begins until such service is restored.

4.8 Protest of Property Taxes. Landlord will have the sole and exclusive right during the Term to pay any Property Taxes under protest, to appeal the assessed valuation of the Property or to take any other action contesting the property tax burden on the Property. If Landlord contests the assessed valuation of the Property or any Property Taxes, the cost thereof will be included within the definition of Property Taxes, provided, however, such expenses of protest shall in no event exceed any savings to Tenant which accrue as a result of such protest.

4.9 Personal Property Taxes. Tenant shall timely pay all taxes and assessments levied or assessed against Tenant’s personal property and trade fixtures, except to the extent the same may be abated or exempted. If any of Tenant’s personal property is assessed with property of the Landlord and is not abated, Tenant shall pay Landlord an amount equal to Landlord’s estimate of Tenant’s equitable share of such taxes, within ten (10) days after receipt of Landlord’s statement.

4.10 Rent Taxes. Notwithstanding anything herein to the contrary in this Lease, if any rent, sales, service, commercial activity, transfer or value added tax, or any other tax on the Rent or Landlord’s services herein or otherwise respecting this Lease are in effect on, or imposed after the Commencement Date, then Tenant shall pay any such tax or taxes as Additional Rent due hereunder if they are not already included as Property Taxes.

V. SECURITY DEPOSIT

Contemporaneously with Tenant’s execution and delivery of this Lease, Tenant shall pay to Landlord a security deposit (the “Security Deposit”) in an amount equal to $33,418.19 as security for Tenant’s full and faithful performance of every provision of this Lease. If an Event of Default occurs, then Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any amount in default or for the payment of any other amount which Landlord may expend or become obligated to expend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is to be used or applied, Tenant shall, within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute an Event of Default. Landlord may commingle the Security Deposit with its other funds and shall not be obligated to pay any interest thereon to Tenant. If Tenant shall fully perform all of the obligations under this Lease to be performed by Tenant, the Security Deposit or any balance thereof shall be returned to Tenant promptly after the expiration of the Lease Term and upon Tenant’s surrender of the Premises at the time and in the condition required in this Lease.

VI. POSSESSION, USE AND ENJOYMENT

6.1 Use of Premises. Tenant shall occupy and use the Premises solely for the following uses, but only to the extent the same comply with all Requirements: a showroom, distribution and warehouse use (including offices and any other incidental uses) for the purpose of receiving, storing, shipping and selling (including retail sales) of appliances and appliance related products, materials and merchandise made and/or distributed by Tenant. Notwithstanding anything to the contrary in this Lease, Tenant shall not occupy or use the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which:

6.1.1 is unlawful or in violation of any applicable Requirement (including the Board of Fire Underwriters) or may be dangerous to persons or property or result in objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other tenants of the Property;

6.1.2 may invalidate or increase the amount of premiums for any policy of insurance affecting the Building, and if any additional amounts of insurance premiums are so incurred, Tenant shall pay to Landlord the additional amounts on demand and such payment shall not authorize such use; provided, however, Landlord and Tenant both expressly agree that, in the event an increased insurance premium is assessed, the determination of the applicable fire rating body as to the cause of such increase shall be binding upon Landlord and Tenant;

6.1.3 violates the Rules and Regulations as set forth in Exhibit D attached hereto;

6.1.4 uses, permits or suffers the use of any of the Common Areas for any purpose other than that for which they were designed and constructed, or places a load on any floor, roof, foundation or other structural member of the Building, or portion thereof, exceeding the weight which such portion of the Building was designed to carry; or causes any electrical, heating and cooling, or other equipment or systems to be installed or used in a manner exceeding the performance standards for such equipment or systems; or

6.1.5 would constitute the Premises as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time; or

6.1.6 involve outside storage, including, without limitation, storage of trucks and other vehicles (other than shipment trailers, box trucks and the like parked in the loading dock areas, and further provided the same do not interfere, inhibit and/or block ingress or egress of other occupants of the Property and further subject to all Legal Requirements); or

6.1.7 Tenant will not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, permit the Premises to be used for any purpose substantially different from the foregoing.  Without limiting the generality of the foregoing, in no event shall the Tenant (or any subtenant) use or permit the Premises to be used for, and hereby covenants not to engage in: (a) any trade or business restricted under Treas. Reg. Section 1.45D-1(d)(5)(iii)(B), including but not limited to any trade or business consisting of the operation of any private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack or other facility used for gambling, or any other store the principal purpose of which is the sale of alcoholic beverages for consumption off premises, or (b) rental to others of Residential Rental Property, as defined in below (each, an “Excluded Use”).  As used herein, “Residential Rental Property” means any building or structure where eighty percent (80%) or more of the gross rental income from such building or structure for the taxable year is rental income from “dwelling units.”  For such purpose, a “dwelling unit” means a house or apartment used to provide living accommodations in a building or structure, but does not include a unit in a hotel, motel, or other establishment more than one half (1/2) of the units in which are used on a transient basis. Without limiting any other restrictions on assignment or subletting, Tenant shall not assign or sublet (or permit the assignment or subletting of or other use of) all or any portion of the Premises to any party engaged in an Excluded Use.  Tenant shall assist the Landlord in satisfying any reasonable reporting requirements imposed by any Mortgagee or any governmental authority that relate to Tenant’s business and, in connection therewith, Tenant, at Landlord’s expense, will promptly, upon request, supply Landlord with such reports and records in Tenant’s possession relating to the Premises as Landlord shall reasonably request that relate to such reporting requirements.

6.2 Quiet Enjoyment. So long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject to the terms of this Lease.

6.3 Common Areas.

6.3.1 For purposes of this Lease “Common Areas” means all areas and facilities outside the Premises and within the exterior land boundary lines of the Property that are provided and designated by Landlord as such from time to time for general non-exclusive use by tenants of the Building, including, without limitation, the following: parking areas, driveways, entrances and exits to and from the Property, trash areas, roadways, sidewalks, walkways, parkways and landscaped areas; equipment and special services in or at the Building provided by Landlord for the common or joint use and benefit of tenants, customers and other invitees; the roof, structural members, exterior walls and footings and foundations of the Building; Building Systems; exterior retaining walls, courtyards, concourses, stairs and ramps; washrooms (if any are available for use by more than one tenant of the Property); signs identifying or advertising the Building; maintenance and utility rooms and closets, hallways, common entrances to the Building, lobbies, common window areas, walls and ceilings in areas of the Building outside of the Premises not leased to or reserved for the exclusive use of any tenant or other occupant of the Building; and common trash or rubbish areas. Provided the following do not have a material adverse effect on vehicular, pedestrian and truck access from public streets to the Premises, parking or visibility of the Premises. Landlord reserves the right from time to time to (i) make changes in the Common Areas, including, without limitation, changes in location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (ii) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) construct additional buildings, parking areas, loading dock facilities and other improvements within the Common Areas; and (iv) do and perform such other acts and make such other changes in, to or with respect to the Common Areas as Landlord may, in the exercise of sound business judgment, deem appropriate; provided, however, Landlord agrees to use commercially reasonable efforts to not materially interfere with Tenant’s business operations based on the nature thereof.

6.3.2 Tenant shall be entitled to use, in common with others entitled thereto, the Common Areas as may be designated from time to time by Landlord, subject however to the terms and conditions of this Lease and to the reasonable rules and regulations for the use thereof as may be prescribed from time to time by Landlord. In the event of conflict between any such rule and regulation and the terms of this Lease, this Lease shall govern. Subject to the terms hereof, if the size or configuration of the Common Areas is diminished or altered, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of Base Rent, nor shall such diminution or alteration of the Common Areas be considered a constructive or actual eviction.

VII. CONDITION OF PREMISES

7.1 Delivery of Premises. Landlord shall deliver the Premises to Tenant with all building systems in good order and repair. Any disputes between the parties relative to whether the Premises have been delivered in the foregoing condition shall be resolved by means of the Dispute Resolution Procedures. EXCEPT FOR (A) LANDLORD’S OBLIGATION TO DELIVER THE PREMISES TO TENANT IN THE CONDITION REQUIRED UNDER THE FIRST SENTENCE OF THIS SECTION 7.1, AND (B) LANDLORD’S OBLIGATION TO REPAIR OR REPLACE THOSE PORTIONS OF THE BUILDING AND PROPERTY WHICH LANDLORD IS EXPRESSLY REQUIRED TO MAINTAIN PURSUANT TO THIS LEASE, (1) LANDLORD HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES RELATIVE TO THE PREMISES, PROPERTY, BUILDING OR COMMON AREAS, THE QUALITY OF CONSTRUCTION THEREOF OR ANY COMPONENT PART THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND (2) TENANT SHALL BE CONCLUSIVELY PRESUMED TO HAVE ACCEPTED THE PREMISES IN THE CONDITION EXISTING ON THE DATE TENANT FIRST TAKES POSSESSION THEREOF AND TO HAVE WAIVED ALL CLAIMS RELATING TO THE CONDITION OF THE PREMISES.

7.2 Landlord Disclaimer. Tenant acknowledges and agrees that, except as set forth herein, no representations or warranties have been made by Landlord or any person, firm or agent acting or purporting to act on behalf of Landlord, as to (i) the presence or absence on, under or affecting the Property of any particular materials or substances (including, without limitation, Hazardous Materials), (ii) the subsurface conditions of the Land or any portion thereof, (iii) the value, expense of operation or income potential of the Premises before, during or after completion of thereof, (iv) the accuracy or completeness of any title, survey, structural reports, environmental audits or other information provided to Tenant relative to the Property (regardless of whether the same were retained or paid for by Landlord), or (v) any other fact or condition which has or might affect the Premises or the condition, repair, value, expense of operation or income potential thereof.

7.3 No Implied Agreements. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises, the Building or the Common Areas, and no representation regarding the condition of the Premises, the Building or the Common Areas has been made by or on behalf of Landlord to Tenant, except as stated in this Lease if executed by the parties.

VIII. MAINTENANCE

8.1 Landlord’s Maintenance. Except for the items Tenant is required to maintain pursuant to Section 8.2 hereof, Landlord shall maintain and make necessary repairs and replacements to the following so the same are kept watertight (with respect to the Building) and otherwise in good condition and repair (a) the Common Areas, including paving and asphalt at the Property, (b) the foundation of the Building, (c) the structural elements of the Building, (d) the roof of the Building, and (e) any of those items which are the responsibility of Landlord to repair pursuant to this Article VIII. The cost to Landlord of performing Landlord’s obligation to maintain, repair and replace the Building and the Common Areas shall be included within the definition of Operating Expenses, except to the extent the costs thereof constitute Operating Expense Exclusions. Notwithstanding anything to the contrary in this Lease, the cost of performing any maintenance, repairs or replacements to the Building or the Common Areas caused by the act or omission of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, or the failure of Tenant to perform its obligations under this Lease, shall be paid by Tenant, except to the extent of insurance proceeds, if any, actually collected or available for collection by Landlord with regard to the damage necessitating such repairs.

8.2 Tenant’s Maintenance. Tenant, at its sole cost and expense, will maintain, repair and replace as and when needed to be in good operating condition, ordinary wear and tear and damage from fire or other casualty excepted, (a) the heating and air conditioning and other mechanical systems and components of the Premises which exclusively serve the Premises, including lighting, electrical systems, life safety systems and equipment, security systems and equipment, plumbing fixtures, lines and equipment, truck court areas, loading docks, truck bumpers, levelers and truck doors, (b) any utility lines, equipment or facilities to the extent exclusively serving the Premises, shall keep and maintain (including making ordinary and capital repairs and replacements), and (c) all other portions of the Premises. Notwithstanding anything to the contrary in this Lease, nothing herein shall relieve Tenant of its responsibilities under Article XV (Casualty) hereof and in compliance with all applicable Requirements. Without limiting the generality of the foregoing, Tenant’s obligation to maintain, repair and replace the Premises will include windows, glass, plate glass, doors, overhead doors, special entrances to the Premises, dock bumpers, dock plates, levelers, or office entries serving the Premises. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to perform any repairs, maintenance or replacements to the Premises arising from or related to (i) defects in the structural portions, foundation or roof system of the Building, (ii) any act or omission of Landlord, its employees, agents, servants, licensees or, contractors, or the failure of Landlord to perform its obligations under this Lease, the expense of which shall be paid by Landlord, except to the extent of insurance proceeds, if any, actually collected or available for collection by Tenant with regard to the damage necessitating such repairs. If Tenant fails to perform any of its maintenance, repair or replacement obligations under this Lease, then upon prior written notice to Tenant and after expiration of any applicable notice and cure period, Landlord shall have the right, but not the obligation, to perform such obligations on behalf of Tenant and Tenant, upon demand, shall reimburse Landlord for Landlord’s reasonable cost of performing the same together with an administrative charge equal to ten percent (10%) of Landlord’s cost of performance as aforesaid. Any amounts so expended by Landlord shall be immediately due and payable and the failure of Tenant to pay such amounts shall entitle Landlord to all of the rights and remedies available to it as if Tenant had defaulted in the payment of Rent.

8.3 Service Contracts. Tenant, at its own cost and expense and subject to Landlord’s prior right to contract for such services, shall enter into and deliver to Landlord one or more maintenance service contracts reasonably acceptable to Landlord with a contractor(s) approved by Landlord for hot water, heating and air conditioning, and other mechanical systems and equipment within or serving the Premises with regard to those systems, services and equipment currently existing at the Premises and those provided and paid for by Landlord which Tenant is required to maintain pursuant to the terms hereof (collectively, “Landlord Systems”). The service and maintenance contract(s) must include all services required by Landlord with regard to the Landlord Systems. Such service contracts must become effective within thirty (30) days after the Commencement Date. In the event Tenant does not so deliver the service contract(s), and if Tenant fails to cure the same within ten (10) days following Landlord’s written notice thereof, Landlord shall have the right to contract for said service and Tenant shall upon demand reimburse Landlord for the full cost thereof. With regard to systems, services and equipment paid for exclusively by Tenant, and which affect common systems or the structural components or systems of the Property, Tenant shall maintain the same at all times in good working order and condition, in accordance with all manufacturer recommendations and industry standard practices with regard to service maintenance, repair and replacement (collectively, “Tenant Systems”). In the event Tenant fails to maintain the Tenant Systems in said condition, and if Tenant fails to cure the same within ten (10) days following Landlord’s written notice thereof, Landlord shall have the right to contract for said service and Tenant shall, upon demand, reimburse Landlord therefor, for the full reasonable cost thereof.

8.4 Changes in Requirements. If and to the extent that any alterations of any element of the Building constructed by Landlord is required as a result of changes in applicable Requirements, then Landlord shall make such alteration and the cost thereof shall be included in Operating Expenses. Tenant shall make, at its sole cost and expense, all alterations to any of the Tenant’s Alterations as set forth in Section 9.1 hereof, personal property or trade fixtures serving or within the Premises required as a result of changes in applicable Requirements.

8.5 Access and Installations. Upon at least 48 hours’ prior notice to Tenant (and immediately in the case of an emergency), Landlord shall have access to and reserves the right to inspect, erect, install, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents, wires and structural elements, and other facilities in, to and through the Premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Building (including the servicing of other occupants of the Building, provided that with respect to serving other occupants of the Building, if such access shall be deemed by Tenant, in its reasonable discretion, to be too disruptive to Tenant’s business operations at the Premises to occur during Business Hours, such access shall take place after Business Hours) and the right at all times to transmit water, heat, air conditioning and electric current through such pipes, conduits, cables, plumbing, vents, wires and structural elements and the right to interrupt the same in suspected emergencies without eviction (constructive or otherwise) of Tenant, abatement of Rent or liability for damages of any kind, all of which are hereby expressly waived by Tenant. In exercising the foregoing rights, Landlord shall use reasonable efforts to minimize interference with Tenant’s business.

IX. ALTERATIONS AND IMPROVEMENTS SUBSEQUENT TO INITIAL OCCUPANCY

9.1 Tenant’s Alterations. Tenant shall have the right to make or cause to be made any non-structural Alterations (including routine maintenance and replacement of normal facility items, such as, paint, light carpentry, rug cleaning and replacement, glass repair, utility systems repair or replacement (only to the extent such repairs or replacements affect systems within and serving the Premises only), cleaning, light re-fixturing, floor repairs, furniture repair, re-arrangement, or replacement, or other miscellaneous activities as part of everyday maintenance of the Premises) within the Premises subsequent to the initial occupancy thereof by Tenant without Landlord’s prior written approval; provided, however, that (i) Tenant shall provide Landlord with plans for such alterations, copies of all permits required to perform such alterations and the identity of the contractor or contractors performing the alterations, and (ii) Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, shall be required for any such Alterations if the same would (A) attach to, change or otherwise affect the structural portions of the Building, any exterior walls or windows of the Building, the operation, maintenance or performance of any of the Building Systems, the roof or the floor surface in the Premises or any of the other Common Areas, or (B) costs in excess of $50,000 for any one project or series of related projects. Tenant shall deliver to Landlord plans and specifications for any proposed Alterations so that Landlord can review same to determine its effect, if any, on the items described in subclause (ii)(A) above and to otherwise review the same for approval or disapproval to the extent that Landlord’s consent thereto is required to be obtained hereunder. If Tenant’s proposed work adversely affects any such component of the Building and Landlord approves the same, Landlord shall notify Tenant and Tenant shall be responsible for the cost of modifying any component affected by such work. Tenant shall indemnify, defend and hold Landlord, the Building Management Company, any Mortgagee and their respective agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work, except for Landlord’s gross negligence or willful act or omission. All such work shall be done only by duly licensed contractors approved by Landlord in writing and at such time and in such manner as Landlord may from time to time reasonably designate; provided, however, that Tenant shall perform any such work after Business Hours if the same interferes with the enjoyment by other tenants of the Building. All such work shall be in compliance with all applicable Requirements and all requirements of applicable insurance companies. Tenant shall be responsible for obtaining, at its sole cost and expense, all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises and shall deliver evidence of the same to Landlord prior to the construction of the Alterations. All such work shall be done in a good and workmanlike manner and with the use of good grades of materials, including without limitation, fire protection grades equivalent with those of the Building. Tenant shall permit Landlord, if Landlord so desires, to observe construction operations as they occur in connection with such work; provided, however, that such observation or right to observe by Landlord and the review of the plans and specifications for such work in any situation shall not constitute any representation or warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or impose any liability upon Landlord in connection with the performance of such work. All costs incurred by Landlord, including but not limited to costs incurred in reviewing the plans and specifications for such work, costs incurred in reviewing, inspecting and monitoring the progress of such work, shall be payable to Landlord by Tenant as additional rent upon demand. Tenant shall also deliver to Landlord such proof of insurance as Landlord requests in conjunction with such work, along with any Building Management Company oversight fees, not to exceed 10% of the costs of any such work. Tenant is required to provide Landlord written notice of whether such work will include the storage, handling, use or release of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices. Upon completion of such work, if applicable, Tenant shall provide Landlord with copies of as-built or record set plans therefor, in each case in electronic format (AutoCAD or better). All Alterations in or on the Premises shall become part of the Premises at the time of their installation and shall remain in the Premises at the expiration or termination of this Lease or termination of Tenant’s right of possession of the Premises, without compensation or credit to Tenant; provided, however, that all of Tenant’s furnishings, personal property and removable trade fixtures shall remain the sole property of Tenant and Tenant shall have the right to remove same at any time at Tenant’s election and provided, further, that Tenant shall remove Tenant’s furnishings, personal property and removable trade fixtures upon expiration or earlier termination of this Lease.

9.2 Liens. Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Common Areas, the Land the Premises, or any part of such property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall cause the same to be satisfied or discharged of record within thirty (30) days after the date on which Tenant first receives notice of such filing; provided, however, that the Tenant shall have the right to contest any such lien by such proceeding as shall suspend the collection thereof from the Landlord or Tenant if Tenant furnishes a bond or other security satisfactory to the court having jurisdiction over the lien claim. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold Landlord, the Premises, each Mortgagee, the Land and the Building harmless of, from, and against any and all loss, cost, damage, liability and expense, including attorneys’ fees, arising out of or related to any and all such liens or claims. If the Tenant shall fail to discharge or to bond any such lien or claim within the period required by applicable law or after termination of any contest permitted hereunder, then, in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to procure its discharge by paying the amount claimed to be due or by deposit in court or by bonding, and in any such event the Landlord shall be entitled, if the Tenant so elects, to compel the prosecution of an action for the foreclosure of such lien or claim by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid by the Landlord for any of the aforesaid purposes, and all legal and other expenses of the Landlord, including attorneys’ fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection of such lien, with interest thereon at the Default Rate, from the date of payment, shall be repaid by the Tenant to the Landlord on demand. This Section shall not be applicable to financing statements filed pursuant to the Uniform Commercial Code, as adopted in Missouri, against personal property, equipment, improvements or alterations financed or leased by Tenant provided the secured party under any such financing statement expressly agrees in writing satisfactory to Landlord and its counsel that such secured party shall be responsible for any damage to the Premises caused or resulting from the removal of any such personal property or equipment.

X. ASSIGNMENT AND SUBLETTING

10.1 Assignment and Subletting. Except as herein provided to the contrary in this Article or otherwise in this Lease, without the prior written consent of Landlord, Tenant shall not sublease the Premises (or any portion thereof), or assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant under this Lease, in whole or in part, by operation of law, court decree or otherwise (any such action being referred to herein as a “Transfer”). Any attempted Transfer without such consent shall (i) be ineffective to consummate such a Transfer and void, (ii) constitute a material and immediate Event of Default (regardless of whether void or voidable), and (iii) entitle Landlord to exercise all rights and remedies available as a result of such Event of Default. For purposes of the foregoing, the term “Transfer” shall include, without limitation, any one or more of the following:

10.1.1 a majority of the voting shares or membership interests of Tenant become beneficially owned by a relatively small number of investors as part of a so-called “going private” transaction or in a transaction reasonably likely to result in a de-listing of such shares from any such exchange;

10.1.2 the dissolution or liquidation of Tenant; or

10.1.3 the merger, consolidation or other form of business combination or divestiture the result of which would cause Tenant to combine with or into another business organization where Tenant is not the surviving parent company; or

10.1.4 any change in Tenant’s form of organization which has an adverse effect on Tenant’s financial condition.

10.2 Exceptions to Restriction. Except to the extent expressly provided in this Article X, Tenant shall have the right to effect any one or more of the Transfers described below.

10.2.1 Sublease. Tenant shall have the right during the Term to sublease up to all or a portion of the Premises, provided that all of the following conditions are satisfied:

(a) If all or substantially all of the Premises will be subleased, in one or a series of subleases, to a Person who is an Affiliate of Tenant, then Landlord’s approval is not required. If all or substantially all of the Premises will be subleased, in one or a series of subleases, to a Person who is not an Affiliate of Tenant, Landlord shall have approved of such sublease in writing, such approval not to be unreasonably withheld, delayed or conditioned;

(b) Tenant shall not be relieved of any liability for the performance of Tenant’s obligations under the Lease in the event of any such sublease, regardless of whether Landlord shall have approved such sublease;

(c) Tenant shall pay to Landlord any profit derived from any such sublease as and when received by Tenant if such profit is derived from a Person who is not an Affiliate of Tenant;

(d) Tenant shall deliver a Transfer Notice as required by Section 10.3 below, time being of the essence;

(e) the sublessee’s use of the Premises shall not violate any of the provisions of this Lease;

(f) prior to such sublessee’s occupation of the subleased premises, Tenant shall deliver to Landlord evidence that the sublessee is maintaining all insurance required to be maintained by Tenant hereunder, including, without limitation, evidence that Landlord has been named as an additional insured on any policy of liaility insurance;

(g) such subletting does not invalidate any of the insurance maintained by Landlord or required to be maintained under this Lease or any Mortgage or violate any of the Requirements; and

(h) During any period when any space is available for lease in the Building or will become available within one year, Tenant shall not offer any space within the Premises for sublease, or enter into any sublease, which provides for a rate of rent per square foot of subleased space which, in the aggregate, is lower than the aggregate rate of Base Rent and Tax and Operating Expense Rent per square foot of space provided in this Lease.

10.2.2 Assignment. Tenant may assign this Lease, provided that all of the following conditions are satisfied:

(a) If this Lease is to be assigned to a Person who is an Affiliate of Tenant, then Landlord’s approval is not required. If this Lease is to be assigned to a Person who is not an Affiliate of Tenant, Landlord shall have approved of such assignment in writing, such approval not to be unreasonably withheld, delayed or conditioned; provided, however, that if Tenant desires to assign this Lease in connection with the merger or consolidation of Tenant with and into another entity where Tenant will not be the surviving entity, Landlord’s approval of any such assignment will not be required if all of the following conditions are satisfied: (i) the other conditions in this Section 10.2.2 are satisfied with respect to such Transfer; (ii) the entity surviving from such merger or consolidation (the “Survivor”) executes and delivers to Landlord a written agreement to observe and perform all of Tenant’s oblitgations under this Lease and to be bound by this Lease for the remainder of the Term; (iii) the Transfer Notice includes a pro forma balance sheet of the Survivor certified by the chief financial officer of Tenant as being true and correct and in compliance with generally accepted accounting principles as of the closing of such merger or consolidation; (iv) the pro forma tangible net worth of the Survivor as of the closing of such merger or consolidation exceeds the tangible net worth of Tenant as of the Execution Date or the anticipated closing of such merger or consolidation, whichever is greater, and (v) the approval of Landlord’s Mortgagee is not required for such Transfer;

(b) Tenant shall not be relieved of any liability for the performance of Tenant’s obligations under the Lease in the event of any such assignment, regardless of whether Landlord shall have approved such assignment;

(c) Tenant shall pay to Landlord any profit derived from any such assignment as and when received by Tenant unless such profit is derived from a Person who is an Affiliate of Tenant or such profit is derived from a merger or consolidation of Tenant with and into another Person described in subsection 10.2.2(a) above;

(d) Tenant shall deliver a Transfer Notice as required by Section 10.3 below, time being of the essence;

(e) prior to such assignee’s occupation of the Premises, Tenant shall deliver to Landlord evidence that assignee possesses and will maintain all insurance required to be maintained by Tenant hereunder, including, without limitation, evidence that Landlord has been named as an additional insured on any policy of liaility insurance;

(f) such assignment does not invalidate any of the insurance maintained by Landlord or required to be maintained under this Lease or any Mortgage or violate any of the Requirements; and

(g) During any period when any space is available for lease in the Building or will become available within one year, Tenant shall not offer any space within the Premises for assignment, or enter into any assignment of this Lease, which provides for a net effective rent payable by the assignee which, in the aggregate, is less than the aggregate rate of Base Rent and Tax and Operating Expense Rent provided in this Lease over the then remaining Term.

10.3 Notice to Landlord. If Tenant desires to effect a Transfer, then not less than thirty (30) calendar days (and not more than one hundred eighty (180) calendar days) prior to the desired effective date of the proposed Transfer, Tenant shall submit to Landlord in connection with such Transfer the following (a “Transfer Notice”), regardless of whether Tenant is required to obtain Landlord’s consent to such Transfer:

10.3.1 A statement containing (a) the name and address of the proposed transferee, assignee or subtenant; (b) such financial information with respect to the proposed transferee, assignee or subtenant as Landlord shall reasonably require; (c) the type of use proposed for the Premises or applicable portion thereof; (d) all of the principal terms of the proposed Transfer, and (e) a description of any improvements to the Premises to be constructed or removed as part of the proposed Transfer together with the projected cost thereof; and

10.3.2 The form of the agreements proposed to be used to effectuate such Transfer; and

10.3.3 A written agreement on the part of Tenant to pay to Landlord, as Additional Rent, all of Landlord’s expenses incurred in connection with the review of such request, including, without limitation, Landlord’s out-of-pocket expenses incurred in connection with such request, not to exceed $1,000.00, including, without limitation, the fees and expenses of Landlord’s attorneys, the Building Management Company and any Mortgagee’s attorneys (to the extent any such Mortgagee’s consent is required as a result of any proposed Transfer).

10.4 Approval Process. Landlord shall have ten (10) Business Days after receipt of a complete Transfer Notice in which to approve or disapprove any proposed Transfer requiring Landlord’s consent as provided in Section 10.1 or such longer period as any Mortgagee may have under any Mortgage. If Landlord fails to act within said period, such failure to act shall be deemed to constitute Landlord’s disapproval. Upon approval of such proposed Transfer by Landlord, Tenant shall be free to negotiate and finalize the proposed transaction; provided, that, if, during negotiation, there is an adverse change in the proposed terms as approved by Landlord, Tenant shall resubmit the terms to Landlord for its approval or disapproval, said approval or disapproval as aforesaid. Upon finalization of negotiations with the proposed transferee, Tenant shall submit the final form of the Transfer agreement (i.e., the form of assignment or sublease) to Landlord.

10.5 Provisions Applicable to Transfers Generally. The following terms and conditions shall be applicable to each and every Transfer regardless of whether Landlord has consented to the same:

10.5.1 No Transfer, whether or not approved or deemed approved by Landlord, shall release or discharge Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant hereunder, whether past, present or future, including, without limitation, the obligation to pay the Rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder and, in the case of any assignment, Tenant and such assignee (as well as all parties who have theretofore become liable for the obligations of “Tenant” by assignment and assumption) shall be and remain jointly and severally liable for the obligations of “Tenant” from and after the date on which such party signed this Lease or received an assignment hereof. Tenant may only be released from liability hereunder pursuant to a written instrument executed by Landlord and delivered to Tenant, any such release to be granted or withheld in Landlord’s sole and subjective discretion.

10.5.2 Landlord shall have the right, but not the obligation, to accept Rent from Tenant, or any Person other than Tenant, pending approval or disapproval of a proposed Transfer, without affecting Landlord’s right to disapprove a proposed Transfer.

10.5.3 Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of Rent, shall constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this Article X.

10.5.4 The consent by Landlord to any Transfer shall not constitute consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by a transferee. Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on this Lease and without obtaining their consent, and such action shall not relieve such Persons from liability under this Lease or any guaranty.

10.5.5 Upon the occurrence of an Event of Default under this Lease, Landlord may proceed directly against Tenant, or anyone else responsible for the performance of this Lease, including any transferee, without first exhausting Landlord’s remedies against any other Person responsible therefor to Landlord, or any security held by Landlord.

10.5.6 Landlord’s written consent to any Transfer by Tenant shall not constitute a representation or warranty on the part of Landlord to the effect that no Event of Default then exists under this Lease nor shall such consent be deemed a waiver of any then-existing Event of Default (or fact or condition which with the passage of time or giving of notice and expiration of any cure period would constitute an Event of Default).

10.5.7 Landlord shall not be liable under this Lease or under any sublease to any subtenant.

10.5.8 Tenant shall provide Landlord with immediate written notice of the effectiveness of any Transfer and shall provide Landlord with a fully executed copy of any assignment, sublease or other instrument effectuating any Transfer within ten (10) days after the date of execution. If any such documents or agreements are amended or terminated, Tenant shall provide Landlord with copies thereof within ten (10) days after Tenant’s receipt thereof.

10.5.9 No assignment, sublease or other document entered into in connection with a Transfer for which Landlord’s consent is required and applicable to such Transfer may be modified or amended without Landlord’s prior written consent.

10.5.10 Any approved sublease shall be expressly subject to the terms and conditions of this Lease.

10.5.11 Any transferee shall be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than (a) in the case of a sublease, payment of rent, and (b) in the case of any Transfer, such obligations as are contrary to, or inconsistent with, provisions of an agreement to which Landlord has specifically consented in writing.

10.5.12 As Additional Rent due hereunder, Tenant shall reimburse Landlord for all of Landlord’s actual and reasonable out-of-pocket expenses incurred in connection with such Transfer, not to exceed $2,500.00, including, without limitation, the fees and expenses of Landlord’s attorneys, the Building Management Company and any Mortgagee’s attorneys (to the extent any such Mortgagee’s consent is required as a result of any proposed Transfer).

10.5.13 Notwithstanding any provision in this Article VIII or elsewhere in this Lease to the contrary, including any right or option Tenant may have to effect a Transfer without Landlord’s consent, Tenant shall not effect a Transfer to any person with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action. Upon the request of Landlord, Tenant shall provide and cause any transferee, assignee or sublessee to provide, such information (including, without limitation, any certification) as to any proposed transferee, assignee or sublessee and its principals as may be required for Landlord and Tenant to comply with rules and regulations administered by the OFAC or other Requirements regarding persons or entities with whom U.S. persons or entities are restricted from doing business (including persons or entities who have violated the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3).

10.5.14 If Landlord withholds its consent to a proposed Transfer, Landlord’s consent shall be deemed reasonably withheld if, in Landlord’s good faith judgment: (a) the Transfer would cause Landlord to be in breach or violation of its obligations under any Mortgage, Requirement or Permitted Exception, provided Landlord has made reasonable efforts to obtain any necessary third party consents under such documents; (b) the proposed transferee’s creditworthiness is not of sufficient quality to assure Landlord or any Mortgagee, or both, of such transferee’s due and timely performance of the obligations to be assumed by it in connection with the premises to be occupied; (c) a proposed transferee’s business will impose a burden on the Building Systems or utilities that is greater than the burden imposed by Tenant’s use or such subtenant is unable to demonstrate to Landlord’s satisfaction that there are sufficient parking spaces available for such subtenant’s use of the Premises in the immediate vicinity of the Building; (d) the proposed transferee or Tenant refuses to enter into a written agreement in form and substance acceptable to Landlord providing that the transferee will observe, perform and assume all of the Tenant’s obligations and covenants under this Lease for the term of any assignment and containing such other terms and conditions as Landlord deems reasonably necessary; (e) an Event of Default exists either at the time of the request or as of the effective date of the proposed Transfer which requires the consent of Landlord; or (f) the proposed transferee is a governmental or quasi-governmental entity or an agency, department or instrumentality or contractor of a governmental or quasi-governmental agency.

XI. INDEMNITY

11.1 Indemnification.

11.1.1 Tenant agrees to indemnify, defend and hold Landlord, the Building Management Company, each Mortgagee and their respective owners, partners, agents, employees and contractors harmless (collectively the “Persons Indemnified by Tenant”) of, from, and against any and all losses, damages, liabilities, claims, demands, settlements, judgments costs and reasonable expenses of every kind and nature (including reasonable attorneys’ fees, expert witness fees and other expenses), to the extent resulting from any injury or damage to any person (including death) or property (a) sustained in the Premises, (b) resulting from the act or omission of Tenant, its employees, contractors, agents, assignees or subtenants, (c) any breach, violation or non-performance of this Lease or any provision herein by Tenant or its employees, agents, contractors, guests, invitees, sublessees or assigns; or (d) the use, storage or release by Tenant of any Hazardous Materials; provided, however, Tenant’s obligations under this Section shall not obligate Tenant to indemnify, defend or hold harmless any Person Indemnified by Tenant to the extent of the negligence, omission or willful misconduct of such Person; provided, further, that Tenant shall not be obligated to indemnify, defend or hold harmless any Person Indemnified by Tenant for any event, act or omission to the extent covered by the property insurance required to be maintained by Landlord hereunder, whether or not obtained. If any claim, cause of action or proceeding is brought against any Person Indemnified by Tenant, Tenant shall defend against such proceeding at its sole cost by competent legal counsel reasonably acceptable to Landlord.

11.1.2 Landlord agrees to indemnify, defend and hold Tenant and its employees and its affiliates, agents, vendors and contractors harmless (collectively, the “Persons Indemnified by Landlord”) of, from, and against any and all losses, damages, liabilities, claims, demands, settlements, judgments, costs, and reasonable expenses of every kind and nature (including reasonable attorneys’ fees, expert witness fees and other expenses), to the extent resulting from any injury or damage to any person (including death) or property (a) resulting from an act or omission of Landlord, or its agents, tenants, employees or contractors, (b) any breach, violation or non-performance of this Lease or any provision herein by Landlord or its employees, agents, contractors, or affiliates, or (c) the use, storage or release by its tenant (other than Tenant) of any Hazardous Materials; provided, however, Landlord’s obligations under this Section shall not obligate Landlord to indemnify, defend or hold harmless any Person Indemnified by Landlord to the extent of the negligence, omission or willful misconduct of such Person; provided, further, that Landlord shall not be obligated to indemnify, defend or hold harmless any Person Indemnified by Landlord for any event, act or omission to the extent covered by the property insurance required to be obtained by Tenant hereunder, whether or not obtained. If any claim, cause of action or proceeding is brought against any Person Indemnified by Landlord, Landlord shall defend against such proceeding at its sole cost by competent legal counsel reasonably acceptable to Tenant.

11.2 Notwithstanding such waiver and indemnification or anything else to the contrary contained in this Lease, the provisions of Section 17.3 pertaining to waivers of subrogation shall control in the event such provisions conflict with the provisions of Section 11.1 above. Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord. The obligations and liabilities of Landlord and Tenant under this Article XI shall survive the expiration or termination of this Lease.

XII. DEFAULTS AND REMEDIES

12.1 Events of Default. Each of the following shall constitute an event of default by Tenant under this Lease (each, an “Event of Default”):

12.1.1 Tenant fails to pay any Rent Installment or other payment of Rent within five (5) business days after the same is due;

12.1.2 To the extent not listed in the other subsections of this Section 12.1, Tenant fails to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant and fails to cure such default within thirty (30) days after written notice to Tenant from Landlord or such longer period, not to exceed sixty (60) days, if such default cannot be cured within thirty (30) days provided Tenant commences such cure within such thirty (30) day period and diligently pursues such cure to completion;

12.1.3 The interest of Tenant in this Lease is levied upon under execution or other legal process;

12.1.4 A petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, or any petition is filed or other action taken to reorganize or modify Tenant’s capital structure, and, in the event such a petition is not filed by Tenant, such petition is not dismissed within ninety (90) days of the date of its filing, or upon the dissolution of Tenant;

12.1.5 Tenant is adjudicated insolvent by a court of law or Tenant has executed an assignment of all or any substantial portion of its assets for the benefit of creditors;

12.1.6 A receiver is appointed for Tenant or Tenant’s property, which is not dismissed within ninety (90) days of such appointment;

12.1.7 Tenant fails to occupy all or any material portion of the Premises for more than ninety (90) consecutive days, for reasons other than Force Majeure, and fails to pay all costs incurred by Landlord as a result of such failure to occupy, including, without limitation, any increased Insurance Costs, Property Taxes, costs of utilities, costs of security or costs of maintenance or repair of Building Systems and Tenant Systems. Notwithstanding the foregoing, if Tenant fails to occupy all or any material portion of the Premises for more than ninety (90) consecutive days, for reasons other than Force Majeure, and continues to pay, within thirty days of invoice, all costs incurred by Landlord as a result of such failure to occupy, including, without limitation, any increased Insurance Costs, Property Taxes, costs of utilities, costs of security or costs of maintenance or repair of Building Systems and Tenant Systems, then this shall not constitute an Event of Default.

12.2 Landlord’s Remedies. Upon the occurrence of any one or more Events of Default, Landlord, at its option, without further notice or demand to Tenant (any notice to quit being hereby waived by Tenant), may in addition to all other rights and remedies provided in this Lease, at law or in equity:

12.2.1 Terminate this Lease and Tenant’s right of possession of the Premises (including, without limitation, any parking spaces which may be leased to Tenant hereunder) and recover all damages to which Landlord is entitled under law, specifically including, without limitation, those amounts described in Section 12.2.3 below.

12.2.2 Landlord, without terminating this Lease, shall have the right to terminate Tenant’s right to possess the Premises and to recover possession thereof and Tenant shall peacefully surrender the Premises to Landlord. Tenant hereby waives any and all rights it may have, at law or in equity, to the receipt of notice of default or demand for forfeiture, except as expressly provided herein. Landlord, at Landlord’s option and without any obligation, may cause the Premises to be prepared for reletting, and may relet the Premises or any part thereof as agent of Tenant, for a term to expire prior to, at the same time as, or subsequent to the expiration of the Lease Term, at Landlord’s option. In the event of such reletting, Landlord shall receive the rents therefor, applying the same first, to the repayment of expenses as Landlord may have incurred in connection with said resumption of possession, preparing for reletting and reletting (including, without limitation, remodeling costs, brokerage and attorneys’ fees), and, second, to the payment of damages and amounts equal to the Rent due hereunder and to the cost of performing the other obligations of Tenant as herein provided. Tenant, regardless of whether Landlord has relet the Premises, shall pay to Landlord damages equal to the Rent herein agreed to be paid by Tenant less the proceeds of the reletting, if any, and such Rent shall be due and payable by Tenant on the days on which Rent is due hereunder and such other amounts as provided in Section 12.2.3 below. Landlord shall make reasonable efforts to mitigate its damages caused by any Event of Default to the extent required under applicable law.

12.2.3 If Landlord terminates this Lease or Tenant’s right to occupy the Premises pursuant to the above, Tenant shall remain liable (in addition to accrued liabilities) to pay the Base Rent, Tax and Operating Expense Rent and other Rent as and when due under this Lease prior to the date of termination and for any and all actual and reasonable expenses incurred by Landlord in re-entering the Premises, repossessing the same, making good any default of Tenant, expenses of remodeling, altering or dividing the Premises, combining the same with any adjacent space for any new tenants, putting the same in proper repair, establishing signage for, re-letting the same (including any and all reasonable attorneys’ fees and disbursements and reasonable brokerage fees incurred in so doing), and any and all reasonable expenses which Landlord may incur in re-letting the Premises. Tenant agrees to pay to Landlord such amounts promptly upon any termination or reletting, in full or, at Landlord’s option, with respect to each month during the Lease Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord’s right to enforce the collection of any difference for any other month. In addition to the foregoing, Tenant shall pay to Landlord reasonable attorneys’ fees and costs of litigation (including costs of court) with respect to any law suit or action instituted by Landlord to enforce any of the provisions of this Lease or in connection with an Event of Default by Tenant. Landlord shall have the right, at its sole option, to re-let the whole or any part of the Premises for the whole of the unexpired Lease Term, or longer, or from time to time for shorter periods, for any rental, giving such concessions of rent and making such special repairs, alterations, decorations and painting for any new tenant as Landlord, in its sole and absolute discretion, may deem advisable. Tenant’s liability as aforesaid shall survive the institution of summary proceedings and the issuance of any warrant thereunder. No expiration or termination of this Lease following an Event of Default, or summary dispossession proceedings, abandonment, reletting, bankruptcy, re-entry by Landlord or vacancy, shall relieve Tenant of any of its liabilities and obligations under this Lease (whether or not any or all of the Premises are relet), and Tenant shall remain liable to Landlord for all damages resulting from any Event of Default, including but not limited to, any damage resulting from the breach by Tenant of any of its obligation under this Lease to pay Rent and any other sums which Tenant is obligated to pay hereunder.

12.2.4 In the event a petition is filed by or against Tenant seeking a plan of reorganization or arrangement under the Bankruptcy Code, Landlord and Tenant agree, to the extent permitted by law, that the trustee in bankruptcy shall determine, within sixty (60) days after commencement of the case, whether to assume or reject this Lease.

12.2.5 Landlord may perform for Tenant any of the obligations Tenant has agreed to perform hereunder if Tenant has defaulted in the performance of such obligations after the expiration of any applicable notice and cure period. Any amounts so expended by Landlord shall be immediately due and payable and the failure of Tenant to pay such amounts shall entitle Landlord to all of the rights and remedies available to it as if Tenant had defaulted in the payment of Rent.

12.2.6 If an Event of Default causes Landlord to be in default under the provisions of any Mortgage, any Requirement, any other tenant lease or any other agreement binding on Landlord, then Tenant shall, in addition to any other rights or remedies available to Landlord under this Lease or applicable law, reimburse Landlord for any and all losses, damages, liabilities and expenses (including, without limitation, attorneys’ fees and costs) suffered or incurred by Landlord as a result thereof. Without limiting the generality of any other provisions of this Lease, such obligation on the part of Tenant shall survive any termination of the Term.

12.2.7 Landlord shall have the right to apply the Security Deposit as described in Article V below.

12.2.8 The purported exercise by Tenant of any option granted by this Lease (including, without limitation, any Renewal Option) during any time when an Event of Default has occurred and is continuing shall be void and of no force or effect whatsoever.

12.2.9 Tenant shall pay to Landlord, upon demand, interest at the Default Rate, compounded annually, on any past-due payments of Rent or other amounts due hereunder, which interest shall commence to accrue on the first day after the due date of any such payment regardless of any cure or grace periods which may be granted hereunder or with respect thereto.

12.2.10 Landlord shall have the right at any time after an Event of Default, and without demand or notice, to bring any action available under applicable law to recover possession of the Premises and to evict Tenant therefrom as Landlord may elect.

12.3 Attorneys’ Fees. Tenant shall pay upon demand, all costs and expenses, including reasonable and actual attorneys’ fees, incurred by Landlord in enforcing Tenant’s obligations under this Lease or resulting from Tenant’s default under this Lease. Landlord shall pay upon demand, all costs and expenses, including attorneys’ fees, incurred by Tenant in enforcing Landlord’s obligations under this Lease or resulting from Landlord’s default under this Lease. If either party hereto institutes an action against the other party and the party instituting the action is unsuccessful therein, such unsuccessful party shall pay the reasonable attorneys’ fees of the prevailing party.

12.4 Default by Landlord. The failure of Landlord to perform or observe any of the terms, covenants or conditions contained in this Lease on Landlord’s part to be performed or observed shall constitute a default by Landlord under this Lease only if such neglect or failure shall continue for a period of thirty (30) days (plus, to the extent such failure is not capable of cure within thirty (30) days, such additional reasonable period of time, as is reasonably necessary to effect such cure; provided Landlord commences cure efforts within such thirty (30) day period and diligently pursues such cure to completion) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant shall have the right at its sole and exclusive remedy to pursue an action for damages with respect to a default by Landlord. In no event shall (a) Tenant have the right to terminate this Lease as a result of a breach or default by Landlord hereunder, or (b) Landlord be liable for, and in no event shall Tenant have the right to deduct from or set off against any payments due to Landlord, any punitive damages, lost profits, business interruption, speculative, consequential or other such damages except as may be specifically provided elsewhere in this Lease. Landlord’s liability hereunder shall be further limited as expressly set forth in this Lease.

12.5 Mortgagee Protection. Tenant shall give any Mortgagee, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases or otherwise) of the address of such Mortgagee (hereafter the “Notified Party”). If Landlord fails to cure such default within the cure period provided in this Lease, then any Notified Party shall have ninety (90) days subsequent to the cure period provided in this Lease and after its actual receipt of any notice of default of Landlord to cure such default, during which period Tenant shall not exercise any remedies available to it under this Lease. In the event a Notified Party is only able to cure the default by possession of the Building through foreclosure proceedings pursuant to the Mortgage, such Notified Party shall express its intent to foreclose, possess and cure by written notice to Tenant within ninety (90) days after Mortgagee’s actual receipt of the notice of default, and such Notified Party shall then have such additional amount of time reasonably necessary to foreclose and obtain possession of the Premises in order to cure the default and Tenant shall not exercise any remedies to terminate the Lease which may be available to it under the Lease, if any, during such period. Notwithstanding the foregoing, it is expressly agreed that, although a Notified Party shall have the right under this Agreement to cure any of Landlord’s defaults under this Lease, nothing herein shall be construed as requiring or obligating any Notified Party to cure any such defaults.

XIII. SURRENDER OF PREMISES

Upon the expiration or termination of this Lease or termination of Tenant’s right of possession of the Premises, Tenant, at Tenant’s expense, shall surrender and vacate the Premises (including, without limitation, any parking spaces which may be leased to Tenant hereunder) promptly and deliver possession thereof to Landlord in the same condition as such Premises were in at the time of delivery thereof to Tenant, ordinary wear and tear and damage by fire or other insured casualty excepted; and the same shall be surrendered to Landlord upon expiration or earlier termination of this Lease in the same condition as they were in when originally installed, ordinary wear and tear and damage by fire or other insured casualty excepted. Upon expiration or earlier termination of this Lease, Tenant, at Tenant’s expense, shall remove (a) from the Premises all removable trade fixtures, furniture and personal property (hereinafter collectively called “Tenant Property”) located within the Premises, provided Tenant promptly shall repair all damage resulting from such removal; (b) all Alterations, provided, however, that Tenant shall not be obligated to remove any Alterations made to the Premises by Tenant in accordance with the provisions of Article IX (Alterations) of this Lease if (i) Landlord consented in writing to such Alterations remaining at the Premises upon the expiration or the earlier termination of the Lease in Landlord’s consent to such Alterations, and (ii) “as built” or “record set” plans and specifications for such Alterations were provided to Landlord at or about the time such Alterations were constructed; (c) remove all data wiring; and (d) place the Premises in a broom clean condition. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to perform any such obligations, Landlord may perform the same without any liability to Tenant, Tenant shall reimburse Landlord for the cost of such performance on demand and such obligation shall survive the termination or expiration of the Term. Any of the Tenant Property which is not so removed within five (5) days after the vacancy of the Premises shall be conclusively presumed to have been abandoned by Tenant and title to such property shall pass to Landlord without any payment or credit due to Tenant; and Landlord may, at its option and at Tenant’s expense, store and/or dispose of such property. Notwithstanding anything to the contrary set forth herein, Tenant shall not have the right or obligation to remove: (i) the overhead sprinkler system throughout the Premises; (ii) the ceiling grid and ceiling tiles throughout the Premises; (iii) the heating, ventilation and air-conditioning ducts and equipment throughout the Premises; (iv) the electrical conduit throughout the Premises; (v) the plumbing lines throughout the Premises; and (vi) ceiling lighting fixtures.

XIV. HOLDING OVER

Tenant shall pay Landlord one hundred fifty percent (150%) of the amount of the Base Rent and Tax and Operating Expense Rent then applicable to the entire Premises for each month or partial month during which Tenant retains possession of the Premises, or any part of the Premises, after the expiration or termination of this Lease, or the termination of Tenant’s right of possession of the Premises. If Landlord and Tenant agree in writing that Tenant may hold over possession of the Premises for an agreed period of time after the end of the Term, this holding over during such agreed period of time shall not constitute an Event of Default and the increased rate of Base Rent and Tax and Operating Expense Rent describe in this Article XIV shall not apply. Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all losses, damages, liabilities and expenses suffered, incurred or sustained by Landlord by reason of such retention of possession, unless such retention of possession is agreed to in writing by Landlord and Tenant. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord available under this Lease or by law and shall survive any termination of this Lease.

XV. DAMAGE BY FIRE OR OTHER CASUALTY

15.1 Substantial Untenantability. If the Building is rendered substantially untenantable by fire or other casualty, Landlord may elect by giving Tenant written notice within ninety (90) days after the date on which Landlord and the hazard insurer of the Building settle the amount of insurance proceeds payable to Landlord as a result of said fire or casualty, either to:

(1) terminate this Lease as of the date of the fire or other casualty; or

(2) proceed to repair or restore the Premises and the Building (excluding any Tenant Improvement Allowance Work, Alterations and Tenant Property), to substantially the same condition as existed immediately prior to such fire or casualty.

If Landlord elects to proceed pursuant to subsection (2) above, Landlord’s notice shall contain Landlord’s reasonable estimate of the time required to substantially complete such repair or restoration. If such estimate indicates that the time so required will exceed one hundred eighty (180) days from the date the building permit is issued, and such fire or other casualty that renders the Building substantially untenantable, then either party shall have the right to terminate this Lease effective as of the date of such casualty by giving written notice to the other party not later than sixty (60) days after the date of Landlord’s notice; provided, however, that if such fire or casualty was caused by, or as a result of, the negligence or willful misconduct of Tenant or its employees, agents or contractors, then Tenant shall not have the right to terminate this Lease as a result of any such fire or casualty regardless of the duration of the Landlord’s estimate of the time required to substantially complete the repair and restoration of the Premises. If Landlord’s estimate indicates that the repair or restoration can be substantially completed within the aforesaid one hundred eighty (180) day period, or if Tenant and Landlord fail to exercise their respective rights to terminate this Lease as aforesaid, this Lease shall remain in force and effect. If this Lease is not terminated as aforesaid, then (a) Landlord shall use reasonable efforts to cause the Premises and Building to be restored within 9 months from the date of Landlord’s election to repair and reconstruct, subject to delays arising from the collection of insurance proceeds or from Force Majeure, and (b) Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease.

15.2 Insubstantial Untenantability. If either the Premises or the Building is damaged by fire or other casualty but is not rendered substantially untenantable, then Landlord shall diligently proceed to repair and restore the damaged portions thereof (excluding the Alterations and Tenant Property), to substantially the same condition as existed immediately prior to such fire or casualty, unless such damage occurs during the last twelve (12) months of the Term, in which event either Landlord or Tenant shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice to the other party within thirty (30) days after the date of such fire or other casualty.

15.3 Rent Abatement. If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, Base Rent and Tax and Operating Expense Rent shall abate for all or that part of the Premises which are untenantable on a per diem basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such fire or other casualty, Tenant does not occupy the portion of the Premises which are untenantable during such period. Such abatement shall be the sole remedy of Tenant and, to the extent permitted by applicable law and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

15.4 Tenant’s Restoration. If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, Tenant shall promptly and with due diligence repair and restore all of the Alterations and Tenant Property.

XVI. EMINENT DOMAIN

16.1 Permanent Taking. If all or any part of the Premises or the Building is permanently taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), which renders more than fifty percent (50%) of the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority, and Base Rent and Tax and Operating Expense Rent shall be apportioned as of such date.

16.2 Insubstantial Taking. If any part of the Premises or the Building is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to Section 16.1 above, Base Rent and Tax and Operating Expense Rent shall abate for all or that part of the Premises which are taken on a per diem and proportionate area basis during the term of the taking. Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of the Alterations and Tenant Property) to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Building to the extent necessary to constitute the portion of same not so taken or condemned as a complete architectural unit. In the event of any taking or condemnation described in this Section, the rentable area of the Premises and the rentable area of the Building, shall be reduced, respectively, for all purposes under this Lease by the amount of rentable area of the Premises, if any, and the Building, if any, so taken or condemned as determined and certified by an independent professional architect selected by Landlord.

16.3 Compensation. Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority an award in respect of the loss, if any, to Tenant’s trade fixtures paid for by Tenant and for Tenant’s moving expenses.

XVII. INSURANCE

17.1 Tenant’s Insurance. Tenant, at its expense, shall maintain in force during the Term:

17.1.1 General liability insurance for personal liability, contractual liability, tenant’s legal liability, bodily injury (including death) and property damage, all on an occurrence basis with respect to the business carried on in or from the Premises and Tenant’s use and occupancy of the Premises. Such liability insurance shall provide coverage of not less than $2,000,000 per occurrence and $2,000,000 in the annual aggregate, and not less than $5,000,000 in excess liability coverage, or such other amount as Landlord or Landlord’s mortgage lender may reasonably require upon not less than six (6) months’ prior written notice, provided, however, that the required amount shall not exceed the limits required to be maintained by comparable tenants for like spaces in St. Louis, Missouri. Such coverage may be obtained through Tenant’s excess liability umbrella policy and may include an annual deductible not to exceed $100,000.00.

17.1.2 Fire and extended coverage insurance for the replacement value of the Alterations and Tenant Property, which may be attained through an excess umbrella policy and may include an annual deductible not to exceed $100,000.00.

17.1.3 Business interruption insurance covering risk of loss due to the occurrence of any of the hazards described in Article XV with coverage, for a period of at least eighteen (18) months following the insured against peril plus twelve (12) months extended period of indemnity coverage, the foregoing coverage being in an amount sufficient to prevent Landlord and such Tenant from becoming co-insurers and in any event in an amount not less than 100% of all Rent to be paid by Tenant under this Lease.

17.1.4 Worker’s compensation insurance (including employer’s liability insurance) covering all persons employed at the Premises by such Tenant to the extent required by the laws and statutes of the state in which the Premises are located, including, without limitation, during the course of any Alteration to the Premises, but in no event with limits of less than One Million Dollars ($1,000,000.00) per accident and policy limit.

17.1.5 Automobile liability insurance for all owned, hired, non-owned vehicles and policy will name Landlord as an additional insured on a primary and non-contributory basis. Policy will also include a waiver of rights of recovery. Said policy shall have $1,000,000 combined limits of protection.

17.1.6 All insurance required to be maintained by Tenant shall be on terms reasonably acceptable to Landlord and with insurers qualified to do business in Missouri and with an Best’s Insurance Guide rating of A:XV. Each policy shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled as provided in Section 11.2 and shall include an undertaking to provide not less than thirty (30) days prior notice of alteration or cancellation. Tenant shall furnish to Landlord prior to Commencement Date, and thereafter if and whenever requested by Landlord, certificates or other evidences acceptable to Landlord as to the insurance from time to time maintained by Tenant and the renewal or continuation in force of such insurance. Failure of Landlord to demand any insurance certificate or other evidence of insurance shall not be construed as a waiver of Tenant’s obligation to maintain such coverage. Tenant shall have the right to provide the insurance required by this Section 17.1 pursuant to blanket policies. Landlord may periodically require that Tenant reasonably increase the aforementioned overages and limits of liability on a basis consistent with the insurance to be maintained by comparable tenants for like space in the St. Louis, Missouri area. All policies to be obtained by Tenant shall be endorsed to include Landlord and the Building Management Company and their respective agents, beneficiaries, partners, managers, members, employees, any Mortgagee and such other persons as may be designated by Landlord in a written notice to Tenant given from time to time, as additional insureds on a primary and non-contributory basis (or its equivalent).

17.1.7 If Tenant vacates any portion of the Premises without causing an Event of Default to have occurred, and such vacation causes the cost to Landlord of the insurance maintained by Landlord under Section 17.2 to increase (and exceed) the cost that would have been incurred by Landlord if Tenant had not so vacated such portion of the Premises, then Tenant shall reimburse Landlord for the entire amount of such excess cost of insurance and such reimbursement obligation shall constitute Additional Rent due hereunder.

17.2 Landlord’s Insurance. Landlord, at its expense, shall maintain in force during the Term:

17.2.1 Fire and extended coverage insurance, with an agreed amount endorsement, for at least one hundred percent (100%) of the replacement cost of the Building (but not any Alterations or coverage for Tenant Property);

17.2.2 General liability insurance for personal liability, contractual liability, Landlord’s legal liability, bodily injury (including death) and property damage, all on an occurrence basis with respect to the business carried on in or from the Building. Such liability insurance shall provide coverage of not less than $1,000,000 per occurrence and $2,000,000 in the annual aggregate, and not less than $3,000,000 in excess liability coverage or such higher amount as the holder of the first priority Mortgage on the Building may from time to time require which may be obtained through an excess umbrella policy; and

17.2.3 Such rent loss/business interruption insurance as may be required by any Mortgagee or otherwise covering such period of the anticipated revenues (rents, tax and expense reimbursements and parking revenues) from the Building as Landlord may determine consistent with prudent property management practices.

17.2.4 Any insurance required to be maintained by any Mortgagee of the Building Management Company.

17.2.5 Landlord shall furnish to Tenant, annually upon request, certificates as to the insurance from time to time maintained by Landlord showing that the Tenant is an additional insured under any liability or property insurance (but excluding any rent loss or business interruption insurance, worker’s compensation insurance and/or employer’s liability insurance) and the renewal or continuation in force of such insurance. Landlord may obtain insurance coverage with respect to the Building and Landlord’s activities thereon which provides greater coverage and greater limits of coverage than provided herein. The cost of insurance obtained by Landlord shall be included as part of the Operating Expenses.

17.3 Waiver of Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property (a “Loss”) caused by casualty, theft, fire, third parties, or any other matter beyond the control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Property, or failure to make repairs, or from any other cause, except if such Loss is caused by Landlord’s gross negligence or misconduct. The fire and extended coverage insurance obtained by Landlord and Tenant covering their respective property shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees, and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk covered by fire and extended coverage property insurance or which would have been covered if each party had procured the insurance required under the terms of this Lease, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver.

XVIII. RULES AND REGULATIONS

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the reasonable rules and regulations attached hereto as Exhibit D. Notwithstanding the foregoing, Landlord shall not be liable for any failure of any other tenant of the Building to comply with such rules and regulations.

XIX. LANDLORD’S RIGHTS

19.1 Landlord’s Rights. Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary) and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent, provided that no such Landlord right shall materially affect or interrupt Tenant’s business operations:

(A) To change the street address of the Building, upon thirty (30) days’ prior written notice to Tenant;

(B) To install, affix and maintain all signs on the exterior and/or interior of the Building and in and about the Building; subject, however, to the provisions of Section 19.3 below;

(C) To designate and/or approve prior to installation by Tenant, all types of signs, window shades, blinds, drapes, awnings or other similar items other than internal lighting that may be visible from the exterior of the Premises;

(D) To display the Premises to prospective tenants at reasonable hours and with twenty-four (24) hours’ notice during the last six (6) months of the Term;

(E) To change the arrangement of entrances, doors, corridors, elevators and stairs in the Building, provided that no such change shall materially adversely affect access to the Premises and provided further that Landlord first obtains Tenant’s prior written consent to any such change, which consent shall not be unreasonably withheld or delayed;

(F) To the extent permitted by law, to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder;

(G) To prohibit the placing of vending or dispensing machines of any kind in or about the Common Areas;

(H) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in the Premises according to the rules of the United States Post Office; provided that no tenants of the Building (other than Tenant) shall have access to any such chutes and boxes located on any floors of the Building totally occupied by Tenant;

(I) To close the Building after Business Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such regulations as Landlord reasonably prescribes for security purposes and pursuant to such other provisions of this Lease pertaining thereto;

(J) After written notice by Landlord to Tenant, to take any and all reasonable measures, including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection thereof;

(K) To retain at all times master keys or pass keys to the Premises, subject however, to the other provisions of this Lease which relate thereto;

(L) To install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Building;

(M) To install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and

(N) To grant to other tenants in the Building the right to the use parking spaces at the Property.

19.2 Right of Entry onto the Premises. Upon prior reasonable notice to Tenant (and with no notice in the case of an emergency or in the case of routine entry onto the Premises by janitorial service providers, repairmen, security personnel and other similar services required to be provided by Landlord under this Lease), Landlord may enter the Premises at all reasonable times to: (a) inspect the same; (b) exhibit the same to prospective purchasers and/or Mortgagees at any time and to prospective tenants during the last fifteen (15) months of the Term; (c) determine whether Tenant is complying with all of its obligations under this Lease; (d) supply janitorial and other services to the extent required to be provided by Landlord to Tenant under this Lease; (e) post notices of non-responsibility as to any Alterations by Tenant; and (f) make repairs or improvements in or to the Building or the Premises subject to Tenant’s right to demand that such work and access occur after Business Hours and at the expense of such party benefiting from such access, if Tenant reasonably deems such access will unreasonably disturb Tenant’s use and occupancy of the Premises and if such work is not of the nature of emergency work. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry, which is in compliance with this Section 19.2. Except to the extent expressly provided herein, Landlord shall have the right to use reasonable means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant’s duties under this Lease. To the extent required by law, Tenant shall furnish Landlord with copies of all keys required to enter the Premises and all areas within the Premises, and Tenant shall provide Landlord with copies of all such keys as and when any of the locks are changed.

19.3 Building Signage. Tenant shall have the right, at Tenant’s sole cost and expense, subject to Landlord’s rules with respect to placement and size thereof, to install a sign on the exterior of the Premises, along with a pro-rata share of signage on any curbside monument sign with respect to the Building (collectively, the “Tenant’s Building Signs”) provided, that (a) Tenant delivers to Landlord design specifications for such exterior signage prior to the installation of the same; (b) Tenant obtains all requisite approvals from all Governmental Authorities and any other third parties (including any property owner’s association) having approval rights under any one or more of the Permitted Exceptions or any of the Requirements that are applicable with respect to the Property and the Building, all at Tenant’s sole cost and expense; and (c) Tenant pays the entire cost of designing, permitting, fabricating, installing, maintaining and operating such exterior signs and all costs associated with providing electricity to the same. Landlord shall cooperate with Tenant to the extent necessary in order to obtain such approvals. All costs for Landlord’s review of the design, construction and installation of Tenant’s Building Signs, the cost to modify the Building if necessary due to Tenant’s Building Signs and any other costs reasonably incurred by Landlord in connection with the installation and maintenance of any Tenant’s Building Signs, shall be paid by Tenant promptly upon receipt of invoices therefor. During the Lease Term, Tenant, at its sole expense, shall maintain Tenant’s Building Signs in good condition and repair. Tenant shall promptly repair all electrical outages affecting the Tenant’s Building Signs, at Tenant’s sole expense. On or about the expiration of the Term, Landlord shall, at Tenant’s sole expense, remove Tenant’s Building Signs, and restore and repair all damage to or discoloration of the Building related to such signage or caused by such removal. Tenant shall reimburse Landlord for the cost of all such removal, restoration and repair within thirty (30) days after receipt of an invoice therefor. Such Tenant duty to reimburse Landlord for the cost to remove such signage, restore and repair shall survive the termination or expiration of this Lease.

XX. ENVIRONMENTAL

20.1 General. Except for such incidental cleaning agents and solutions or maintenance materials used in the ordinary course or materials and goods (including or lead-acid batteries or propane used to power operational equipment such as forklifts) stored and used as part of Tenant’s business operations (but such use and storage shall be in compliance with all Environmental Requirements), Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or store or use any Hazardous Material in or about the Premises without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements, and will obtain, comply with, and properly maintain all permits and licenses, or applications required by Environmental Requirements for its operations. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, or other similar enactments of any governmental authority of agency, and any applicable judicial, administrative or regulatory decrees, judgments, orders, or policies regulating or relating to any Hazardous Materials or pertaining to health, safety, industrial hygiene, or the environmental conditions on, under, or about the Premises or the environment, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”); the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Federal Hazardous Materials Transportation Act; and all state and local counterparts, supplements or additions thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes petroleum (as defined in CERCLA), asbestos and any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements.

20.2 Indemnity. Tenant shall indemnify, defend, and hold Landlord any of its partners, officers, directors, agents and employees harmless from and against any and all manner of losses (including, without limitation, diminution in value of the Premises or the Property and loss of rental income from the Property), claims, demands, actions, suits, damages (including, without limitation, punitive damages), fines, penalties, administrative and judicial proceedings, judgments, settlements, reasonable and actual expenses (including, without limitation, consultant fees, attorneys’ fees, or expert fees) which arise during or after the Term which are brought or recoverable against, or suffered or incurred by Landlord or such parties as a result of any breach of the obligations under this Article XX or noncompliance with any Environmental Requirement by Tenant, it agents, employees, contractors, subtenants, or invitees, regardless of whether Tenant had knowledge of such noncompliance. Tenant shall bear the burden of proof by a preponderance of the evidence that the foregoing indemnification is inapplicable to any claim for indemnification by Landlord with regard to matters within the control of the Tenant Parties (defined below). Notwithstanding anything contained in this Lease to the contrary, Landlord shall indemnify, defend and hold Tenant harmless for any: (a) Hazardous Materials existing at the Property prior to Tenant’s occupancy of the Property or (b) Hazardous Materials, except those brought upon, produced, stored, transported, migrated, spilled, released, used, discharged or disposed of in the Property by (or at the direction of) Tenant or its employees, contractors, assignees, sublessees, invitees, agents and affiliates (collectively, “Tenant Party”); provided, however, Tenant shall be liable to Landlord and the indemnifications set forth in this Section 20.2 and the Lease shall be applicable for all loss, cost, damage, liability or expense (as provided in this Lease) arising at any time during or after the Term of this Lease in connection with or related to any environmental condition or circumstance arising from Tenant’s operations at the Property, Tenant’s products and/or Tenant’s use of the Premises from any cause whatsoever, including, without limitation, those losses, costs, damage, liabilities and expenses caused by fire (including hostile fire) or other casualty, earthquake, acts of God, strikes, terrorism, boycotts, war, riot, insurrection, embargoes and shortages of equipment, labor or materials (by way of example, and not limitation, in the event of an earthquake that causes Tenant’s products to spill or migrate into ground water, Tenant would be liable for the clean-up as well as all indemnity obligations and/or other obligations under this Lease). The indemnification and hold harmless obligations of Tenant shall survive any termination of this Lease, any renewal, expansion or amendment of this Lease and/or the execution and delivery of any new lease with Tenant covering all or any portion of the Property.

20.3 Assessments. Landlord shall have access to, and a right to perform inspections and tests of, the Premises as it may require to determine Tenant’s compliance with Environmental Requirements and Tenant’s obligations under this Article XX. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. At the expiration or earlier termination of the Lease, Landlord shall have the right, at its option, to undertake an environmental assessment of the Premises to determine Tenant’s compliance with all Environmental Requirements. All such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal the presence of Hazardous Material caused by Tenant Parties or reveal that Tenant has not complied with all Environmental Requirements, in which case Tenant shall immediately, upon demand, reimburse Landlord for the cost of such inspection and tests. Landlord and Tenant agree that Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

20.4 Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Material, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Property, Tenant shall provide timely give written notice of such fact to Landlord. Tenant shall also give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Material or contamination in, on or about the Premises or the Property.

20.5 Hazardous Materials Disclosure Certificate. Prior to executing this Lease, Tenant represents and warrants that Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”). Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant, including the uses and storage of Tenant’s products. Upon any changes made in Tenant’s use of Hazardous Materials on the Premises, Tenant will deliver to Landlord an executed and updated Hazardous Materials Disclosure Certificate describing Tenant’s then-present use of Hazardous Materials on the Premises, and any other reasonably necessary documents and information as requested by Landlord.

XXI. ESTOPPEL CERTIFICATES

21.1 Tenant’s Estoppel Certificates. Tenant shall from time to time, upon not less than twenty(20) days’ prior written request by Landlord or any current or proposed Mortgagee, investor or purchaser of the Building, deliver to Landlord or such third party a statement in writing certifying:

(A) That this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease, as modified, is in full force and effect;

(B) The amount of Base Rent then payable under this Lease and the date to which Rent has been paid;

(C) That, to the best of Tenant’s knowledge and information, Landlord is not in default under this Lease, or, if in default, a detailed description of such default(s);

(D) That Tenant is or is not in possession of the Premises, as the case may be; and

(E) Such other information as may be reasonably requested.

21.2 Landlord’s Estoppel Certificates. Landlord shall from time to time, upon not less than twenty (20) days’ prior written request by Tenant or any lender extending credit to Tenant, deliver to Tenant or any such lender a statement in writing certifying:

(A) That this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease, as modified, is in full force and effect;

(B) The amount of Base Rent then payable under this Lease and the date to which Rent has been paid;

(C) That, to the best of Landlord’s knowledge and information, Tenant is not in default under this Lease, or, if in default, a detailed description of such default(s);

(D) That Tenant is or is not in possession of the Premises, as the case may be;

(E) That Tenant owns the Tenant Property and that Landlord has waived its lien rights with respect to the Tenant Property; and

(F) Such other information as may be reasonably requested.

XXII. RELOCATION OF TENANT

Landlord shall have no right to relocate Tenant.

XXIII. REAL ESTATE BROKERS

The parties represent and warrant to each other that they have not communicated with any broker or agent with respect to this Lease other than Lee & Associates of St. Louis (“Lee & Associates”), which is serving as Landlord’s broker and Pace Properties (“Pace Properties” and together with Lee & Associates” collectively referred to herein as “Brokers” and “Broker” shall mean any one of them) as Tenant’s broker. Landlord and Tenant acknowledge that the agents with Lee & Associates are minority equity partners with the Landlord and are acting as owner/brokers. Landlord shall be solely obligated for the payment of the brokerage commissions due to the Brokers, with respect to this Lease, which obligations are contained in a separate commission agreement between Landlord and Brokers. The brokerage commissions will include a procuring broker fee to Pace Properties equal to three percent (3.00%) of the total Base Rent payment for the term of the Lease, exclusive of any amounts due during the Renewal Term. Tenant shall have no obligation to pay any such commission unless written provision to the contrary has been made a part of this Lease. If Tenant or Landlord has dealt with any other person or real estate broker in respect to leasing, subleasing or renting the Premises or any portion thereof, Tenant or Landlord, as the case may be, shall be solely responsible for the payment of any fee due said person or firm and Tenant or Landlord, as the case may be, shall indemnify, defend (by counsel reasonably acceptable to the other) and hold the other harmless of, from, and against any and all claims, causes of action, losses, damages, liabilities, judgments, settlements and expenses (including, without limitation, reasonably attorneys’ fees and costs) suffered or incurred by the other as a result of any claim, lien or claim of lien asserted by any such person or broker. The provisions of this Section shall survive the expiration or termination of this Lease.

XXIV. SUBORDINATION AND ATTORNMENT

24.1 Subordination. This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to (a) the lien or priority, or both, of all present and future Mortgages, (b) the provisions of all Permitted Exceptions; (c) all past and future advances made under any Mortgages; and (d) all renewals, modifications, replacements and extensions of any Mortgage. Tenant agrees upon demand to execute, acknowledge and deliver such instruments confirming such subordination, non-disturbance and attornment agreement in substantially the form attached hereto as Exhibit B with appropriate modifications for dates, parties, mortgagee references and other background information, or such other subordination, nondisturbance and attornment agreement in form and substance as reasonably requested by any current or future Mortgagee (any such instrument executed by Landlord, Tenant and a Mortgagee being referred to herein as an “SNDA”), which shall be executed, acknowledged and in a form suitable for recording and delivered to Tenant by Landlord and such Mortgagee. Landlord, Tenant and Mortgagee shall execute and deliver any such SNDA within fifteen (15) days of Landlord’s request therefor. Upon demand, and subject to delivery and recording of an SNDA duly executed by the applicable Mortgagee, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by such Mortgagee that is reasonably acceptable to Tenant, to effect the purposes of this Article.

24.2 Attornment. If the interests of Landlord under the Lease shall be transferred to any Mortgagee or other purchaser or person taking title to the Building or the Property, then Tenant shall be bound to such successor landlord under all of the terms, covenants and conditions of the Lease for the balance of the Term thereof remaining and any Renewal Term that is exercised by Tenant which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if such successor landlord were the landlord under the Lease, and Tenant shall attorn to and recognize as Tenant’s landlord under this Lease such successor landlord, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon successor landlord’s succeeding to the interest of Landlord under the Lease. Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this paragraph.

XXV. NOTICES

All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, by personal service, by sending the same via reliable overnight courier service (e.g., Federal Express or UPS) or mailing the same by registered or certified mail, in each case with all postage and other costs prepaid, addressed to Landlord at the Landlord’s Address for Notices and to Tenant at the Tenant’s Address for Notices (all as set forth in Section 1 above), or, from and after the Commencement Date, to Tenant at the Premises or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served at the time of receipt or refusal. Notices may be given by facsimile or electronic mail if also sent by one of the other means and, in such event, the same shall be deemed given upon the transmission thereof to the correct phone number or electronic mail address.

XXVI. LANDLORD’S LEASE UNDERTAKINGS, EXCULPATION FROM PERSONAL
LIABILITY; TRANSFER OF LANDLORD’S INTEREST

26.1 Landlord’s Lease Undertakings. Notwithstanding anything to the contrary in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the “Lease Documents“), it is expressly understood and agreed by and between the parties hereto that: (a)  the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant’s use of the Premises or the Property (collectively, “Landlord’s Lease Undertakings”) shall extend only to Landlord’s interest in the real estate of which the Premises demised under the Lease Documents are a part (“Landlord’s Real Estate”) and not to any other assets of Landlord or any of its members and their respective directors, officers, managers, employees, agents, constituent partners, members, beneficiaries, trustees or representatives; and (b) except to the extent of Landlord’s interest in Landlord’s Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord or against any of its members and their respective directors, officers, managers, employees, agents, constituent partners, members, beneficiaries, trustees or representatives.

26.2 Transfer of Landlord’s Interest. Landlord may transfer the Property or assign this Lease at any time. In the event of any transfer of Landlord’s interest in the Property, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord from and after the effectiveness of any such transfer, provided said grantee expressly assumes, subject to the limitations of this Article, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord from and after the effectiveness of such assumption.

26.3 Landlord Consent. Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord.

XXVII. ADDITIONAL OPTIONS

27.1 Expansion Option.

27.1.1 Description of Expansion Space. As used herein, the “Expansion Space” means that portion of the Building located adjacent to the Premises and more particularly depicted on Exhibit G attached to this Lease.

27.1.2 Expansion Option Procedure. Provided that Landlord has not received a written offer from a third party for the Expansion Space prior to the Commencement Date, Landlord shall deliver the Premises to Tenant without a demising wall separating the Premises from the Expansion Space. Thereafter, until such time as Landlord has leased the Expansion Space to a third party, and provided that this Lease is in full force and effect and no Event of Default has occurred hereunder, Tenant shall have the right to expand the Premises to include the Expansion Space, such expansion to be in minimum increments of 14,467 square feet, up to a maximum of an additional 28,933 square feet. If Tenant desires to expand the Premises to include all or a permitted increment of the Expansion Space, Tenant shall provide written notice thereto to Landlord. Upon receipt of such written notice, and provided that the foregoing conditions precedent to Tenant’s expansion into the Expansion Space have been satisfied, Landlord shall prepare an amendment to this Lease (an “Expansion Amendment”) which shall: (a) amend the Premises to include the Expansion Space, or applicable increment thereof; (b) increase the Base Rent by an amount equal to the product of the square footage of the Expansion Space, or applicable increment thereof, being added to the Premises, times (i) if the Expansion Space is added during the first (1st) Lease Year, a rental rate of $4.35 per square foot, subject to annual increases of two and one-half (2.5%) percent thereafter on the first day of each Lease Year, or (ii) if the Expansion Space is added in a subsequent Lease Year, a rental rate of $4.35 per square foot as increased by two and one-half percent (2.5%) for each Lease Year after the first (1st) Lease Year until the Expansion Space is added to the Premises, subject to annual increases of two and one-half percent (2.5%) thereafter on the first day of each Lease Year; (c) increase Tenant’s Percentage Share to account for the inclusion of the Expansion Space, or applicable increment thereof, within the Premises; (d) increase Tenant’s Security Deposit based upon the increased Rent payable with respect to the Expansion Space, or applicable increment thereof; and (e) provide for such other amendments to the Lease as are necessary or appropriate, as reasonably determined by Landlord, to account for Tenant’s lease of the Expansion Space, or applicable increment thereof. Tenant’s lease of the Expansion Space, or applicable increment thereof, shall otherwise be on the same terms and conditions as Tenant’s lease of the remainder of the Premises as set forth herein and shall be coterminous with Tenant’s lease of the Premises. For the avoidance of doubt, Tenant shall not be provided with any tenant improvement or other allowances with respect to the Expansion Space and shall be solely responsible, at its cost, for any desires improvements and finishes thereto. Landlord and Tenant shall each execute and deliver the Expansion Amendment within three (3) Business Days after Landlord’s delivery of the same to Tenant.

27.1.3 Tenant Use of Expansion Space. In the event Tenant shall enter onto the Expansion Space and commence, either temporarily or permanently, storing products, storing equipment or otherwise using any of the Expansion Space, Tenant shall be deemed to have given notice to Landlord to expand the Premises to include the Expansion Space and shall either (x) execute an Expansion Amendment adding the Expansion Space to the Premises in the form required above within three (3) Business Days after Landlord’s delivery of the same to Tenant, or (y) remove all such products and equipment and cease using the Expansion Space within five (5) days after Landlord written notice and pay to Landlord rent for Tenant’s temporary use of the Expansion Space at a daily rate of two hundred percent (200%) of the daily rental rate provided for in clause (b) above.

27.1.4 Landlord Leasing of Expansion Space. If Landlord enters into an agreement with a third party for the lease of all or a portion of the Expansion Space prior to Tenant’s exercise of its right to expand into the Expansion Space set forth in this Section 27.1, Landlord shall deliver written notice thereof to Tenant, Tenant shall demise the Expansion Space from the Premises and Tenant’s expansion rights set forth in this Section 27.1 shall be void and of no further force or effect, with Tenant having no further right to exercise the same.

27.2 Right of First Offer. Tenant shall have a right of first offer (the “ROFO”) to lease the Expansion Space on the terms set forth below. Such ROFO shall not become effective until after Landlord has leased the Expansion Space to a third party and shall not prevent Landlord from entering into an agreement with a third party to lease all or any portion of the Expansion Space prior to the Commencement Date or prior to Tenant’s exercise of its expansion right set forth in Section 27.1.

27.2.1 ROFO. During the Lease Term, if, after Landlord has leased the Expansion Space to a third party, such Expansion Space becomes available for Lease, Landlord shall deliver written notice thereto (the “ROFO Notice”) to Tenant. Within ten (10) Business Days after Landlord gives the ROFO Notice, Tenant shall provide a written response to Landlord (the “ROFO Response”) either electing to exercise the ROFO and lease the Expansion Space from Landlord or declining to exercise the ROFO. If Tenant fails to deliver a ROFO Response within such ten (10) Business Day period, then Tenant shall be deemed to have elected not to exercise the ROFO. In no event shall Tenant have the right to exercise the ROFO or lease the Expansion Space if an Event of Default has occurred or this Lease is no longer in full force and effect.

27.2.2 ROFO Election. If Tenant exercises the ROFO pursuant to the ROFO Response, then Tenant shall lease the Expansion Space on the same terms as the Premises hereunder; subject, however, to the following: (a) if there are less than three (3) years remaining on the then-current Lease Term, the Lease Term shall be automatically extended with respect to both the Premises and the Expansion Space to the date which is three (3) years after the commencement of Tenant’s lease of the Expansion Space; (b) the Base Rent for the Expansion Space shall be the Prevailing Market Rate (as hereinafter defined); (c) Tenant’s Percentage Share shall be increased to account for the inclusion of the Expansion Space within the Premises; (d) Tenant’s Security Deposit shall be increased based upon the increased Rent payable with respect to the Expansion Space; and (e) Tenant shall not be provided with any tenant improvement or other allowances with respect to the Expansion Space and shall be solely responsible, at its cost, for any desires improvements and finishes thereto. Landlord shall prepare an amendment to the Lease capturing the terms above and such other terms as are necessary or appropriate, as reasonably determined by Landlord, to account for Tenant’s lease of the Expansion Space, and Landlord and Tenant shall execute and deliver such amendment within three (3) Business days after Landlord’s delivery thereof.

27.2.3 ROFO Declined. If, after Landlord has given a ROFO Notice, Tenant declines to exercise the ROFO in the ROFO Response or fails to timely give a ROFO Response, Landlord shall have the right to lease the Expansion Space to a third party on such terms as Landlord may elect in its sole and absolute discretion and Tenant shall not have the ROFO rights set forth herein until the Expansion Space again becomes available following the next lease of the Expansion Space by Landlord to a third party; provided, however, in no event shall the Base Rent for the Expansion Space be an amount less than the amount that the previous third party tenant was paying to Landlord for its lease of the Expansion Space.

27.2.4 Determination of ROFO Base Rent. Tenant shall pay Base Rent on the Expansion Space at the Prevailing Market Rate. For purposes hereof, the “Prevailing Market Rate” means the prevailing rental rate being obtained in arm’s length transactions by landlords from similarly sized, equally creditworthy tenants for similar showroom and ancillary office space in the St. Louis, Missouri metropolitan area market as determined by Landlord at the time the Tenant delivers the ROFO Response.

27.3 Early Termination Right. Tenant shall have a one-time right to terminate this Lease (the “Termination Right”) effective as 11:59 p.m. on the last day of the thirty-ninth (39th) month after Commencement Date (the “Early Termination Date”) provided that: (a) no Event of Default has occurred under this Lease; (b) Tenant delivers to Landlord written notice of Tenant’s exercise of the Early Termination Right no later than six (6) months prior to the Early Termination Date; and (c) Tenant delivers to Landlord, together with its written exercise the Early Termination Right, the Landlord’s Unamortized Transaction Costs. If Tenant satisfies each of the foregoing obligations, then this Lease shall terminate as of the Early Termination Date and Tenant shall satisfy all of its obligations hereunder with respect to the surrender and delivery of the Premises to Landlord. If Tenant exercises the Early Termination Right as aforesaid prior to the exercise by Tenant of any of its rights under Section 27.1 or 27.2 above, then Tenant shall have no further right to exercise its rights under Section 27.1 and 27.2 above, which rights shall be void and of no further force or effect. If Tenant exercises its right to expand the Premises to include all or any portion of the Expansion Space pursuant to Section 27.1 or exercises the ROFO pursuant to Section 27.2 prior to electing to exercise the Early Termination Right, then this Section 27.3 shall become immediately void and of no further force or effect and Tenant shall have no right to exercise the Early Termination Right.

XXVIII. FINANCIAL COVENANTS

28.1 Financial Statements. To the extent the same are not publicly available, Tenant shall furnish Landlord with a copy of Tenant’s annual financial statements for each of Tenant’s fiscal years during the Lease Term within fifteen (15) Business Days after Landlord provides Tenant with a written request for a copy of Tenant’s most recent annual financial statement.

XXIX. MISCELLANEOUS

29.1 Late Charges. All Rent Installments and other payments of Additional Rent shall bear interest at the rate (the “Default Rate”) equal to the greater of (i) two (2) percentage points in excess of the prime lending rate as established by U.S. Bank, N.A., or (ii) the default rate applicable to the first priority Mortgage in effect at the time such default interest rate is imposed. The Default Rate shall commence to accrue five (5) days after the date when due and shall continue until all past due amounts have been paid. In addition, Tenant acknowledges that the late payment of any Rent Installment or Additional Rent may cause Landlord to suffer obligations under any Mortgage then in effect, the exact amount of which would be impracticable or extremely difficult to ascertain. If Tenant fails to pay any installment of Rent on or before the date when due and Landlord’s payment of any monthly installment of debt service under any Mortgage is paid after the due date thereof as a result of such failure of Tenant and, as a result thereof, Landlord is obligated to pay a late charge to the holder of such Mortgage, then Tenant shall reimburse Landlord for the amount Landlord is obligated to pay to such holder.

29.2 Entire Agreement. This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and supersedes all other agreements, either oral or written.

29.3 Accord And Satisfaction. No payment by Tenant of any lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term.

29.4 Binding Effect. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

29.5 Force Majeure. Except as otherwise provided in this Lease, neither Landlord nor Tenant shall be deemed in default with respect to any of the terms, covenants and conditions of this Lease if either of them fails to timely perform same and such failure is due in whole or in part to any Force Majeure; provided, however, that nothing herein shall excuse or delay Tenant’s or Landlord's obligation to pay any monetary amount due pursuant to this Lease, including, without limitation, Base Rent and Tax and Operating Expense Rent. If any Force Majeure occurs, each party shall perform any obligation excused by this Section as promptly as possible and to give the other party prompt written notice of any delay in performance and the anticipated length of such delay and notice when the delay has ended.

29.6 Captions. The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope of intent of such Articles and Sections.

29.7 Applicable Law. This Lease shall be construed in accordance with the laws of the State of Missouri. Tenant and Landlord hereby submit to the jurisdiction of the Courts in the State of Missouri, and the Circuit Court for St. Charles County, Missouri, and agree that any action by Tenant or Landlord against Landlord or Tenant shall be instituted in the State of Missouri and that both parties shall have personal jurisdiction for any action brought by such party in the State of Missouri.

29.8 WAIVER OF JURY TRIAL. EACH OF LANDLORD AND TENANT HEREBY WAIVES AND RELINQUISHES THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS LEASE, THE RELATIONSHIP BETWEEN LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE AND ANY STATUTORY REMEDY.

29.9 Riders. All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

29.10 Organizational Documents/Approvals. Tenant, upon Landlord’s written request from time to time, which shall not exceed more than once during any 12-month period during the Lease Term, shall furnish to Landlord certified copies of resolutions of its governing body and such other materials as may be requested to evidence (reasonably satisfactory to Landlord and its counsel) that Tenant has been duly authorized to enter into this Lease; and that Tenant is a duly organized business organization under the laws of the state of its incorporation, is qualified to do business in the State of Missouri, is in good standing under the laws of the state of its incorporation and has the power and authority to enter into this Lease, and that all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken.

29.11 Rents from Real Property. The Rent paid to Landlord under this Lease shall qualify as “rents from real property” within the meaning of Section 856(d) of the Code and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). Should the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in Revenue Rulings, be changed so that any Rent no longer qualifies as “rent from real property” for the purposes of Section 856(d) of the Code and the Regulations promulgated thereunder, other than by reason of the application of Section 856(d)(2)(B) or 856(d)(5) of the Code or the Regulations relating thereto, such Rent shall be adjusted so that it will so qualify; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment.

29.12 OFAC. Tenant is not, nor will Tenant become a Person with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action. Neither Tenant nor its officers, directors, employees or any Person acting on its behalf is or will become a Person who violates the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3, or the U.K. Bribery Act 2010 (c.23) (both, as amended from time to time) or any other similar Law or Legal Requirement and neither Tenant nor its officers, directors, employees or any Person acting on its behalf will engage in any dealings or transactions or be otherwise associated with any such Persons.

29.13 New Title Documents. Tenant acknowledges that the Permitted Exceptions affecting title to the Land on the date hereof (the “Current Exception Documents”) may be amended, modified, terminated, replaced and supplemented after the date hereof, including, without limitation, pursuant to the vesting deed pursuant to which Landlord acquires the Property. Landlord shall have the right from time to time to execute, acknowledge and record any one or more of the following: (a) amendments, modifications, terminations and replacements of the Current Exception Documents, and (b) easements, covenants, conditions, restrictions, condominium plats and condominium declarations affecting Landlord’s title to the Property; all without Landlord being deemed to have breached or violated the provisions of this Lease.

XXX. DISPUTE RESOLUTION

30.1 Disputes. In general, any disputes between Landlord and Tenant under this Lease shall be resolved by litigation in a court of competent jurisdiction as provided in this Lease; provided, however, that if any dispute arises between Landlord and Tenant in connection with any work performed by Landlord in connection with this Lease or the Premises (including, without limitation, disputes over whether such work has been properly completed or any claim or claims by or against a contractor or subcontractors in connection with such work) and the applicable construction contract entered into by Landlord and the contractor with respect to such work provides for the resolution of disputes under such contract by binding arbitration (any such dispute being referred to herein as an “Arbitration Dispute”), then either Landlord or Tenant shall have the right to give the other written notice that an Arbitration Dispute has occurred, and require in any such notice that each party to this Lease join in such arbitration proceeding as a party thereto, in which event each Landlord and Tenant hereby agree to be joined as a party to any such proceeding. Any Arbitration Dispute shall be resolved by mediation or arbitration according to dispute resolution procedures described in such construction contract (“Arbitration Procedures”). If any other dispute arises between the parties under this Lease which does not constitute an Arbitration Dispute as defined in this Section 30.1, then such dispute shall be resolved by means of litigation in a court of competent jurisdiction.

30.2 Mediation. If any dispute by the parties in connection with this Lease, including, without limitation, any Arbitration Dispute, cannot be settled through direct discussions, the parties agree to first endeavor to settle such dispute by mediation to be held in St. Louis, Missouri, administered by the Arbitration Service under its Rules, before resorting to litigation in a court of competent jurisdiction. If any such dispute is not resolved by means of a binding, fully executed agreement resolving such dispute within sixty (60) days after any party demands the same be resolved by mediation, then such controversy or claim shall be resolved by means of litigation in a court of competent jurisdiction. The dispute resolution procedures described in this Article XXX are referred to in this Lease as the “Dispute Resolution Procedures”.

30.3 Allocation of Costs. All fees and expenses of the mediation shall be shared equally by the parties to the dispute, provided that each party shall pay their own expenses, including legal fees and expenses. If an Arbitration Dispute is resolved by Arbitration, then all fees and expenses of the Arbitrator, all fees paid to Arbitration Association, and all other direct expenses of the Arbitration, including without limitation, attorney’s fees, expert witness fees and other reasonable expenses of the prevailing party shall be borne by the non-prevailing party and the Arbitrator shall decide who is the prevailing party. If any other dispute is resolved by litigation, then all attorneys’ fees, expert witness fees and other related expenses of the prevailing party in such litigation shall be borne by the non-prevailing party and the judge in such proceeding shall decide who is the prevailing party.

[Signatures on next page.]

SIGNATURE PAGE FOR

LEASE

IN WITNESS WHEREOF, the parties hereto have executed this lease under seal as of the date first above written.

LANDLORD:		TENANT:

WESTGATE 200, LLC, a Missouri limited liability company		1847 GOEDEKER INC., a Delaware corporation

By:	/s/ Robert D. Millstone	By:	/s/ Jacob Guilhas
Printed Name: Robert D. Millstone			Jacob Guilhas
Title:	Manager		Vice President of Logistics

EXHIBIT A

SITE PLAN

[SEE ATTACHED]

December 15, 2020
Mr. Jim Rosen
Page 7 of 8

EXHIBIT A

Drive-in
Dock 1
Dock 2
Dock 3
Dock 4
Dock 5
Dock 6
57,867 SF
(approx 207' x 280')
Approximately 40 Spaces

1 McBride & Son Ctr Dr, Ste 140 • St. Louis • MO • 63005 • office 314.400.4000 • fax 314.400.4050

LEE & ASSOCIATES
COMMERCIAL REAL ESTATE SERVICES

EXHIBIT B

Form of SNDA

Space Above This Line for Recorder’s Use Only

DOCUMENT COVER SHEET

TITLE OF DOCUMENT:	SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

DATE OF DOCUMENT:	as of ______________, 202___

GRANTOR(S):	Westgate 200, LLC P.O. Box 16070 Clayton, Missouri 63105 Attention: Robert Millstone

GRANTEE(S):	ENTERPRISE BANK & TRUST 11401 Olive Blvd. Creve Coeur, Missouri 63141 Attention: John Garrett

CBKC CDC SUB-CDE 55, LLC c/o Central Bank of Kansas City 2301 Independence Blvd. Kansas City, Missouri 64124 Attention: William M. Dana, Jr.

LEGAL DESCRIPTION:	See Exhibit A attached hereto

REFERENCE:	DE 7136, Page 923 [First Deed of Trust]

DE 7136, Page 949 [Second Deed of Trust]

SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of [___], 202____, by and between CBKC CDC SUB-CDE 55, LLC, a Missouri limited liability company, having an office at 2301 Independence Boulevard, Kansas City, Missouri 64124 (“CDE Lender”), Enterprise Bank & Trust, a Missouri chartered trust company, having an address at 11401 Olive Blvd., Creve Coeur, Missouri 63141 (“EB&T” and together with the CDE Lender, the “Lenders”) 1847 GOEDEKER INC., having an office at _______________________________ (“Tenant”), and WESTGATE 200, LLC, a Missouri limited liability company, having an office at 7733 Forsyth, Suite 1525, Clayton, Missouri 63105 (“Landlord”).

RECITALS

WHEREAS, Landlord owns the fee interest in the real property and improvements located at and commonly known as West Gate 200 - Fountain Lakes Commerce Center, 3817-3833 Millstone Parkway, St. Charles, Missouri 63301, as more particularly described in Exhibit A attached hereto (“Property”); and

WHEREAS, Landlord, as landlord, has entered into that certain Lease Agreement dated as of _______________________ (the “Lease”) with Tenant, as tenant, pursuant to which Tenant leases from Landlord a portion of the building to be located on the Property consisting of approximately 57,867 rentable square feet, as more particularly described in the Lease (the “Leased Premises”); and

WHEREAS, Landlord has entered into a Loan Agreement with EB&T, pursuant to which EB&T has or will lend to Landlord the maximum aggregate principal amount of Two Million Nine Hundred Ninety-Six Thousand Five Hundred Thirty and 00/100 Dollars $2,996,530), which is secured by that certain Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement on the Property which is recorded in the St. Charles County Recorder of Deeds at DE 7136, Page 923 (the “First Deed of Trust”); and

WHEREAS, Landlord has entered into a Loan Agreement with the CDE Lender, pursuant to which CDE Lender has or will lend to Landlord the maximum aggregate principal amount of Eight Million Eight Hundred Twenty Thousand and 00/100 Dollars ($8,820,000.00), to be secured by a Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement on the Property which is recorded in the St. Charles County Recorder of Deeds DE 7136, Page 949 (the “Second Deed of Trust”, and together with the First Deed of Trust, the “Deeds of Trust”); and

NOW, THEREFORE, in consideration of the forgoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

1. SUBORDINATION. Subject to the terms of this Agreement, the Lease is hereby made subject and subordinate to the liens of the Deeds of Trust and to all renewals, modifications, consolidations, replacements and extensions of any or all of the Deeds of Trust so that all rights of the Tenant under the Lease are subject and subordinate to the respective rights of Lenders under the liens of the Deeds of Trust and to all renewals, modifications, consolidations, replacements and extensions of the Deeds of Trust.

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2. Nondisturbance. If the interests of Landlord shall be transferred to and owned by any Lender, whether as mortgagee in possession or otherwise, its nominee or assignee or any purchaser by reason of foreclosure or other proceedings brought in lieu of or pursuant to a foreclosure, or by any other manner, and the successors and assigns of such purchasers and/or transferees (as applicable, a “Lender Party”), provided that the Tenant is not then in default (beyond any period given to cure such default per the terms of the Lease) in the performance of any of the terms, covenants or conditions of the Lease on the Tenant’s part to be performed, or provided that the Lender elects to so recognize such rights regardless of such default (but in no way shall such election waive the Lender’s rights otherwise because of such default), then: (i) the Tenant’s possession of the Leased Premises and the Tenant’s rights and privileges under the Lease, including any extensions, renewals options and rights of first refusal, shall not be diminished or interfered with by any Lender Party (provided that Lender’s exercise of the non-judicial power of sale or other remedies in the Deeds of Trust shall not be subject to any option, right of first refusal or similar right of Tenant under the Lease), (ii) Tenant’s occupancy of the Leased Premises shall not be disturbed by any Lender Party during the remaining term of the Lease and any extensions or renewals thereof for any reason, except for a subsequent default by the Tenant (beyond any period given to cure such default per the terms of the Lease) under the Lease; and (iii) Tenant shall not be named as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Deeds of Trust unless joinder is required by law, but in such case will not seek any affirmative relief against Tenant, to terminate the Lease or to disturb Tenant’s possession of the Leased Premises.

3. ATTORNMENT. Tenant agrees that it will attorn to and recognize any Lender, whether as mortgagee in possession or otherwise and/or any other Lender Party as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions as set forth in the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments by any party hereto; provided, however, that Tenant will, upon request by Lender or any Lender Party, execute a written agreement attorning to Lender or such Lender Party, affirming Tenant’s obligations under the Lease, and agreeing to pay all rent and other sums due or to become due to Lender or such Lender Party.

4. LIMITATION ON LENDER LIABILITY.

4.1. In the event that a Lender Party succeeds to the interest of Landlord under the Lease, or title to the real estate, then the Lender Party shall assume and be bound by the obligations of Landlord under the Lease which accrue from and after such party’s succession to Landlord’s interest in the real estate, but the Lender Party shall not be: (i) liable for any act or omission of any prior landlord unless such act or omission continues during Lender’s control of the Leased Premises after receipt by Lender of a notice from the Tenant of such act or omission and Lender thereafter fails to take commercially reasonable action to cure such act or omission; (ii) liable for the retention, application or return of any security deposit to the extent not paid over to the Lender Party; (iii) subject to any offsets or defenses which the Tenant might have against any prior landlord (including Landlord) other than rent abatements set forth in the Lease; (iv) bound by any rent or additional rent which the Tenant might have paid for more than one month in advance of the date required by the Lease to any prior landlord (including Landlord); (v) bound by any amendment or modification of the Lease which results in a reduction of square footage or rent or other charges payable by Tenant, which materially decreases obligations of Tenant under the Lease, or which materially increases the obligation of landlord under the Lease or permits an earlier termination or expiration thereof, or which modifies the assignment provisions, the estoppel provisions, or the use restrictions, made without the prior written consent of any Lender Party; or (vi) obligated to cure any defaults of any prior landlord under the Lease which occurred prior to the date on which the Lender Party succeeded to Landlord’s interest under the Lease and which defaults are not continuing.

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4.2. Except as provided in Section 4.1, the Tenant agrees that any Lender Party shall be liable only for the performance of the obligations of the landlord under the Lease which arise during the period of its or their ownership of the Landlord’s interest in the Property, and shall not be liable for any obligations of the landlord under the Lease which arise prior to or subsequent to such ownership other than Landlord’s obligation to perform the Landlord’s Work (as defined in the Lease). Notwithstanding anything in this Agreement to the contrary, to the extent that any of Landlord’s obligations to perform the construction obligations under the Lease (the “Tenant’s Work”) remain outstanding under the Lease at the time Lender Party takes title to the real estate, Lender Party shall either (i) perform such construction obligations in accordance with the specifications therefor set forth in the Lease, or (ii) elect not to perform the Tenant’s Work, in which event Tenant shall be permitted to perform the Tenant’s Work and Tenant’s sole remedy for Lender Party’s election not to do so shall be to abate rent in an amount equal to the reasonable costs expended by Tenant in connection with completing the Tenant’s Work (provided the rent abatement shall not exceed the amount allotted for tenant improvements in the Lease). The Tenant further agrees that any liability of any Lender Party hereunder shall be limited to the interest of the Lender Party in the real estate, and the Tenant shall not be able to enforce any such liability against any other assets of the Lender Party.

5. RIGHT TO CURE DEFAULTS. Tenant agrees to give notice to Lender of any default by Landlord under the Lease, specifying the nature of such default, and thereupon Lender shall have the right (but not the obligation) to cure such default, and (if Tenant is entitled to terminate the Lease or abate any rent payable thereunder by reason of such default) Tenant shall not terminate the Lease or abate the rent payable thereunder by reason of such default unless and until it has afforded Lender ten (10) days after Lender’s receipt of such notice in the case of a default in the payment of money by Landlord to Tenant or thirty (30) days after Lender’s receipt of such notice to cure a non-monetary default and a reasonable period of time in addition thereto if the circumstances are such that the default cannot reasonably be cured within the thirty (30) day period and Lender has commenced and is diligently pursuing such cure. It is specifically agreed that Tenant shall not require Lender to cure any default which is not susceptible of cure by Lender.

6. TENANT AGREEMENTS. The Tenant waives any and all rights to terminate the Lease by reason of the foreclosure of the Deeds of Trust or termination of the Landlord’s leasehold estate in the Leased Premises. The Tenant hereby covenants and agrees that: (a) the Tenant shall not pay any rent or additional rent under the Lease more than one month in advance of the date required by the Lease; (b) the Tenant shall not amend, modify, cancel or terminate the Lease in any manner which results in a reduction of square footage or rent or other charges payable by Tenant, which materially decreases obligations of Tenant under the Lease, or which materially increases the obligation of landlord under the Lease or permits an earlier termination or expiration thereof, or which modifies the assignment provisions, the estoppel provisions, or the use restrictions, without Lender’s prior written consent, and any attempted amendment, modification, cancellation or termination of the Lease without such consent shall be of no force or effect as to Lender; (c) the Tenant shall not voluntarily subordinate the Lease to any lien or encumbrance, except as provided herein; (d) the Tenant shall not mortgage its interest under the Lease without Lender’s prior written consent; (e) Tenant shall not, without the Landlord’s prior written consent, assign the Lease or sublet the Leased Premises or any part thereof except for any assignment or sublease that is permitted under the Lease without the consent of Landlord provided Lender receives notice of such assignment; (f) this Agreement satisfies any requirement in the Lease relating to the granting of a non-disturbance agreement for the Deeds of Trust; and (g) Tenant shall deliver to Lender, from time to time and within twenty (20) days from the date of request, a written statement in form and substance satisfactory to Lender and Tenant certifying to certain matters relating to the Lease; and (h) in the event any Lender assumes Landlord’s obligations under the Lease, following written notice thereof from such Lender to the Tenant, the Tenant agrees to provide such Lender, as landlord, copies of any notices of default given thereafter under the Lease.

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7. ESTOPPEL PROVISIONS. Tenant certifies that as of the date hereof:

7.1. Tenant has provided a fully executed final copy of the Lease to the Lender and Landlord. The Lease has not been modified or amended, except as shown on the copy of the Lease attached hereto.

7.2. The Lease is in full force and effect and the Tenant has not given Landlord any notice of terminations thereunder.

7.3. To the Tenant’s actual knowledge, no uncured default, event of default or breach by Landlord or the Tenant currently exists under the Lease. The Tenant has made no claim against Landlord alleging Landlord’s default under the Lease.

7.4. The Tenant has not prepaid any rent or other amounts to Landlord under the Lease.

7.5. The Tenant is not currently a debtor in any bankruptcy, reorganization, arrangement or insolvency proceedings.

7.6. The Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the said Lease or of the rents secured therein, except as described herein and to Lender.

7.7. The Tenant has no options, rights of first refusal, termination or exclusive business rights under the Lease except as expressly provided therein.

7.8. The statements contained herein may be relied upon by the Landlord under the Lease and the Lender and their respective successors and assigns.

8. Lease Payments. If in the future there is a default by the Landlord in the performance and observance of the terms of the Deeds of Trust and/or the respective loan agreements, the Lender may require that all rents and other payments due under the Lease be paid directly to the Lender (the “Direct Payment Requirement”).  Upon notification to the Tenant by the Lender of the Direct Payment Requirement, the Landlord hereby authorize and direct the Tenant and the Tenant agrees to pay any payments due under the terms of the Lease to Lender.  Any payments by the Tenant to Lender in accordance with this Agreement shall be deemed and shall constitute a payment of rental under the Lease.

9. Lease Default Notices.  Notwithstanding anything to the contrary in this Agreement, Landlord agrees to deliver to Lender a copy of any notice of default that Landlord delivers to Tenant under the Lease specifying the nature of such default and the applicable cure period.

10. INSURANCE AND CONDEMNATION PROCEEDS. In the event of a casualty or eminent domain action affecting the Property, Lender agrees to release its interest in the insurance and condemnation proceeds applicable to the Tenant’s leasehold improvements to the Leased Premises so that those proceeds can be used, applied or disbursed in accordance with the terms of the Lease. Insurance and condemnation proceeds applicable to the Leased Premises shall be released by Lender for the purpose of repairing and rebuilding the Leased Premises in accordance with the terms of the Deeds of Trust and related loan documents.

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11. NOTICES. Any and all notices, elections, demands, or requests permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address indicated below, or to such other party and at such other address within the United States of America as any party may designate in writing as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) business days after the date of mailing by registered or certified mail, (iii) one (1) business day after the date of mailing by Express Mail or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery).

(a) If to Landlord:

Westgate 200, LLC

P.O. Box 16070

Clayton, Missouri 63105

Attention: Robert Millstone

With copies to:

Thompson Coburn LLP

One US Bank Plaza

St. Louis, Missouri 63101

Attention: Gayle L. Mercier

(b) If to Tenant:

1847 Goedeker Inc.

13850 Manchester Road

Ballwin, MO 63011

Attention: Bob Barry

With copies to:

Bevilacqua PLLC

1050 Connecticut Ave., NW#50

Washington, DC 20036

Attention: Louis A. Bevilacqua

(c) If to EB&T:

11401 Olive Blvd.

Creve Coeur, Missouri 63141

Attention: John Garrett

With copies to:

Dentons US LLP

One Metropolitan Square, Suite 3000

St. Louis, Missouri 63102

Attention: Amelia Lewis

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(d) If to CDE Lender:

c/o Central Bank of Kansas City

2301 Independence Blvd.

Kansas City, Missouri 64124

Attention: William M. Dana, Jr.

With copies to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attention: Ryan C. Brunton

(h) And in all cases to:

U.S. Bancorp Community Development Corporation

1307 Washington Avenue, Suite 300

St. Louis, Missouri 63103

Attention: Director of Asset Management (NMTC)

Reference USBCDC Project Number: 26583

With copies to:

Lathrop & Gage LLP

7701 Forsyth Blvd., Suite 500

Clayton, Missouri 63105

Attention: Jared M. Minkoff

Without limiting anything to the contrary contained herein, the Tenant may rely on written notice given in accord with this Section by any party to this Agreement (or their successors and/or assigns) in which such party asserts rights under this Agreement, without any inquiry into the factual basis for such notice Landlord. If the Tenant receives conflicting notices from multiple parties, the Tenant may institute interpleader proceedings in the appropriate court of record for a judicial determination as to the proper action(s) for the Tenant to undertake.

12. LIMITATION ON LENDER PERFORMANCE. Except as expressly provided herein, nothing in this Agreement shall be deemed or construed to be an agreement by Lender to perform any covenant of Landlord as landlord under the Lease.

13. SUCCESSORS AND ASSIGNS. This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon the parties hereto and their heirs, administrators, representatives, successors and assigns, including without limitation each and every from time to time holders of the loans secured by the Deeds of Trust or any other person having an interest therein and shall inure to the benefit of the parties hereto and their respective successors and assigns.

14. Entire Agreement. This Agreement is the whole and only agreement among the parties hereto with regard to the subordination of the Lease to the lien of the Deeds of Trust, and shall supersede and cancel all other subjection or subordination agreements, including, but not limited to, those provisions, if any, contained in the Lease that provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgages, or other similar mortgage loan documents. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

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15. Attorney Fees. In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees, costs and expenses incurred by the prevailing party.

16. CHOICE OF LAW. This Agreement is made and executed under, and in all respects is to be governed and construed by, the laws of the State of Missouri (excluding its choice-of-law principles).

17. CAPTIONS AND HEADINGS. The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

18. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart.

19. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

20. AMENDMENTS. No provision of this Agreement may be amended, changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

21. ACKNOWLEDGEMENT OF RESTRICTIONS ON TRANSFER OF THE LANDLORD’S INTEREST IN THE PROPERTY. The parties hereto acknowledge that any transfer of the Landlord’s interest in the Property is subject to the due on sale provision in the Deeds of Trust and other covenants against transfer in the related loan documents. The Lenders consent to the transfer of the leasehold interest in the Leased Premises to Tenant, but all further transfers of any interest in the Property by Landlord (including any transfers made in accordance with any options to purchase in the Lease or other provisions in the Lease) shall be subject to the due on sale clause in the Deeds of Trust and other related restrictions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[COUNTERPART SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:

1847 GOEDEKER iNC.

By:
Name:
Title:

STATE OF _____________	)
	)	SS.
__________ OF _________	)

On this ____ day of _____________, before me appeared ___________________, to me personally known, who, being by me duly sworn did say that he/she is the ______________________ of 1847 GOEDEKER INC. and that the foregoing instrument was signed in behalf of said corporation, and said person acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the City/County and State aforesaid, the day and year first above written.

__________________________

Notary Public

My commission expires:

_____________________

LANDLORD:
WESTGATE 200, LLC, a Missouri limited liability company

By: FLCC Management, LLC, its manager

By: The Millstone Company, its manager

By:
Name: Robert D. Millstone
Title: President

STATE OF MISSOURI	)
	)	SS.
_________ OF __________	)

On this ___ day of ______________, before me appeared Robert D. Millstone, to me personally known, who, being by me duly sworn did say that he is President of The Millstone Company, which is the manager of FLCC Management, LLC, which is the manager of WESTGATE 200, LLC, a Missouri limited liability company, and that the foregoing instrument was signed in behalf of said company, and said person acknowledged said instrument to be the free act and deed of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the City/County and State aforesaid, the day and year first above written.

__________________________

Notary Public

My Commission Expires:

__________________________

Enterprise Bank & Trust, a Missouri chartered trust company

By:
John Garrett, Assistant Vice President

STATE OF _____________	)
	)	SS.
__________ OF _________	)

On this ____ day of _________, before me appeared John Garrett, to me personally known, who, being by me duly sworn did say that he is the he is Assistant Vice President of Enterprise Bank & Trust, a Missouri chartered trust company, and that the foregoing instrument was signed in behalf of said trust company, and said person acknowledged said instrument to be the free act and deed of said trust company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the City/County and State aforesaid, the day and year first above written.

__________________________

Notary Public

My commission expires:

_____________________

CBKC CDC SUB-CDE 55, LLC, a Missouri limited liability company

By: CBKC CDC, L.L.C., a Missouri limited liability company, its Managing Member

By:
William M. Dana, Jr.
President

STATE OF _____________	)
	)	SS.
_________ OF __________	)

On this ____ day of __________, before me appeared William M. Dana, Jr., to me personally known, who, being by me duly sworn did say that he is President of CBKC CDC, L.L.C., a Missouri limited liability company, which is the managing member of CBKC CDC SUB-CDE 55, LLC, a Missouri limited liability company, and that the foregoing instrument was signed in behalf of said company, and said person acknowledged said instrument to be the free act and deed of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the City/County and State aforesaid, the day and year first above written.

__________________________

Notary Public

My Commission Expires:

__________________________

EXHIBIT A

Legal Description of Property

EXHIBIT C

[Reserved]

EXHIBIT D

Rules and Regulations

1. Landlord may refuse admission to the Building outside of Business Hours to any person not possessing a valid card key. Landlord shall furnish card keys to persons for whom any Tenant requests the same in writing at the then-current cost per card assessed by Landlord to tenants generally. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of Tenants, the Building and protection of property in the Building. Landlord may, with consent of the Tenant, require any person leaving the Building with any package or other object to exhibit a pass from the Tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises of any Tenant. Landlord shall in no way be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a Tenant’s Premises or the Building under the provisions of this rule.

2. Landlord reserves the right to exclude or expel from the Building any person who in the reasonable judgment of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Lease or these Rules and Regulations.

3. Neither Tenant nor any partner, officer, employee, licensees, agent or invitee of Tenant (collectively, “Tenant Personnel”) shall at any time use, bring or keep upon the Premises any flammable, combustible, explosive, foul or noxious fluid, chemical or substance, or other hazardous substance or device (except as customary and reasonable to Tenant’s use) in violation of any Requirements or do or permit anything to be done in the Premises or bring or keep anything therein which will in any way obstruct or interfere with the right of quiet enjoyment by other tenants of their premises, or do, or permit anything to be done in their Premises which shall, in the judgment of Landlord or its manager, in any other way injure or annoy them, or conflict with the laws relating to fire, or with the regulations of the fire department or conflict with or increase the rates of any insurance policy upon the Building or any part thereof or any contents therein or conflict with any of the Requirements.

4. Nothing shall be done or permitted, or be brought into or kept in, the Premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Premises. Landlord will direct electricians as to where and how telephone, telegraph, data transmission, and other wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such work shall be performed pursuant to permits issued by all Governmental Authorities. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces visible from the exterior of the Building must be of a quality, type, design and bulb color approved by Landlord.

5. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business, in the Building. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building. Tenant shall not use any method of heating other than that supplied by Landlord.

6. Tenant shall give Landlord prompt notice of all accidents to or defects in air-conditioning equipment, plumbing, electric facilities or any part or appurtenance of their Premises.

7. Tenant shall use electric, gas and any other form of energy only from such sources of supply as is furnished in the Building.

8. All deliveries to the Building for or by Tenant are to be made through the loading dock at the Premises, unless special permission is granted by Landlord for the use of other Building entrances.

9. Furniture, equipment or supplies shall be moved in or out of the Building only through the loading dock at the Premises.

10. Should Tenant desire to place in the Building, any unusually heavy equipment, including, but not limited to, large files, safes and electronic data processing equipment, it shall first obtain written approval of Landlord to place such items within the Building, and for the times at which and the proposed location in which such equipment is to be installed. The moving of safes or other heavy fixtures or equipment of any kind must be made upon previous notice to the Building Management Company and under the supervision of the Building Management Company. Landlord shall have the power to prescribe the weight and position of any equipment that may exceed the weight load limits of the Building structure. Landlord shall have the right to withhold its consent or approval of Tenant’s placing any equipment in the Premises if the weight thereof exceeds the weight load limits of the Building’s structure for the location that Tenant has selected for such equipment.

11. Except for secured areas (such as safe rooms) for which a Tenant has received the prior written consent of Landlord, or any other lock which Tenant has provided the Building Management Company a master key, Tenant shall not place additional locks or bolts of any kind upon any of the doors or windows of its Premises and no lock on any door or window therein shall be changed or altered in any respect.

Upon the termination of a Tenant’s lease, all pass card keys to the Building, the Premises and toilet rooms, regardless of whether such card keys were furnished to or otherwise procured by Tenant, shall either be deactivated or be delivered to the Building Management Company. If the Building Management Company is unable to access any area of the Premises due to the loss of any keys or a Tenant’s failure to provide card key access to such area to the Building Management Company, Tenant shall pay to Landlord the cost of replacing the card key or of changing the lock or locks if Landlord shall deem it necessary to make such change. Landlord shall not be required to clean any areas as to which Tenant has limited access for security reasons.

12. Tenant shall not leave any refuse in the public hallways or other areas of Building (excepting Tenant’s own Premises) for disposal.

13. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as an industrial, warehouse, and office building; upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

14. If Tenant employs laborers or others outside of the Building, such Tenant shall not have those persons paid in the Building, but shall arrange to pay their payrolls elsewhere. Tenants shall not advertise for laborers, giving an address at the Building.

15. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, lobbies of the Building, nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

16. No cooking shall be done or permitted on the Premises by Tenant except (a) in designated canteen areas, or (b) in break-rooms or coffee stations equipped with UL-approved microwave ovens, coffee makers and similar small appliances. Tenant shall not cause or permit any unusual or objectionable odors to escape from the Premises.

17. The sidewalks, entries, passages, courts, elevators, vestibules, corridors, halls, and staircases available for common use by the tenants of the Building shall not be obstructed or used by any Tenant or any officer, employee, licensee, servant, agent, or invitee of any Tenant for any other purpose than ingress and egress to and from the respective offices. No Tenant Personnel shall enter upon the roof of the Building without the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, except to the extent as may be provided in any license agreement executed by Landlord and Tenant.

18. Canvassing, soliciting and peddling in the Building or anywhere else on the Property is prohibited and all Tenants shall cooperate to prevent the same.

19. No animals, birds or pets (other than service dogs) of any kind shall be allowed in the Premises or the Building.

20. The water closets, wash basins, urinals, waste lines, vents, flues, and other plumbing components of the Building shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, acids, vapors, newspapers or other such substances of any kind shall be thrown into them. The expense caused by any breakage, stoppage or damage resulting from a violation of this rule by any Tenant Personnel shall be paid by Tenant.

21. All glass, lighting fixtures, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole and whenever any part thereof shall be broken through cause reasonably attributable to any Tenant Personnel shall immediately be replaced or repaired by Tenant, or if Tenant fails to do so, by Landlord at Tenant’s expense.

22. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants caused by any Tenant Personnel shall be paid by Tenant. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building other than the Premises, and no boring shall be permitted, except with the prior written consent of Landlord and as Landlord may direct, which consent shall not be unreasonably withheld or delayed.

23. The sashes, sash doors, windows, side glass, glass floors and any lights or skylights that reflect or admit light into the halls or other places of Building shall not be covered or obstructed by Tenant without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. Tenant shall not attach awnings or other projections to the outside walls or surfaces of the Building nor coat the interior or exterior of any window without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

24. Tenant shall cooperate fully with the life safety plans of the Building as established and administered by Landlord. This includes participation by all Tenant Personnel in exit drills, fire inspections, life safety orientations and other programs relating to fire safety that may be promulgated by Landlord.

25. No sign, picture, plaque, advertisement, notice or other material shall be exhibited, painted, inscribed or affixed by any tenant on any part of, or so as to be seen from the outside of, the Premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event of the violation of the foregoing by any Tenant or any officer, employee, licensee, servant, agent, or invitee of any Tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to such Tenant.

26. The Premises shall not be used for manufacturing. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

27. Tenant shall not make or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

28. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress, and left locked when not in use.

29. The building services required to be provided to Tenant under this Lease will be delegated to the Building Management Company, until otherwise notified by Landlord.

30. Tenant shall cooperate with Landlord in the conservation of energy used in or about the Building, including, without limitation, cooperating with Landlord in obtaining maximum effectiveness of the cooling system by closing blinds or other window coverings when the sun’s rays fall directly on windows of the Premises, and closing windows and doors to prevent heat loss. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, lighting, ventilating and air conditioning system and shall not place bottles, machines, parcels or any other articles which interfere with air flow. Tenant shall not attempt to modify (other than to adjust the temperature setting) or repair any thermostats or temperature control valves. Tenant shall use heat, gas, electricity, air conditioning equipment and heating equipment in a manner compatible with sound energy conservation practices and standards.

31. The Building will be a non-smoking Building. Landlord may designate, from time to time, locations on property adjacent to the Building as smoking areas, and Tenant shall cause all Tenant Personnel to comply with all directives from Landlord with respect to such smoking areas.

32. No Tenant Personnel shall possess any firearms, explosive devices, knives or other weapons in or about the Building and/or Premises.

EXHIBIT E

Base Rent Schedule

Term	Annual Base Rent	Monthly Base Rent
Lease Year 1	$251,721.45	$20,976.79
Lease Year 2	$258,086.82	$21,507.24
Lease Year 3	$264,452.19	$22,037.68
Lease Year 4	$270,817.56	$22,568.13
Lease Year 5	$277,761.60	$23,146.80
Lease Year 6*	$284,705.64	$23,725.47
Lease Year 7*	$291,823.28	$24,318.61
Lease Year 8*	$299,118.86	$24,926.57
Lease Year 9*	$306,596.83	$25,549.74
Lease Year 10*	$314,261.75	$26,188.48
Lease Year 11^	$322,118.29	$26,843.19
Lease Year 12^	$330,171.25	$27,514.27
Lease Year 13^	$338,425.53	$28,202.13
Lease Year 14^	$346,886.17	$28,907.18
Lease Year 15^	$355,558.32	$29,629.86

*	If first Renewal Option is exercised.
^	If second Renewal Option is exercised.

EXHIBIT F

Reserved

EXHIBIT G

Depiction of Expansion Space

(See Attached)

EXHIBIT H

Reserved

EXHIBIT I

Reserved

EXHIBIT J

Defined Terms

Unless the context otherwise specifies or requires, the following capitalized terms shall have the meanings specified below:

Additional Rent: means any and all payments, other than Base Rent, which Tenant is obligated to pay under the Lease, including, without limitation, Tax and Operating Expense Rent, amounts paid by Landlord which Tenant is obligated to reimburse under this Lease, amounts due to Landlord in connection with Tenant’s indemnity obligations, Tenant’s share of the cost of any tenant improvements (to the extent not covered by an allowance) and other amounts which Tenant is obligated to pay to Landlord under the Lease.

Affiliate: means, with respect to any Person, any other Person who contols, is controlled by or is under common control with said first Person. For puposes of the foreoing, a Person shall be deemed to “control” another Person who is an entity if the first person has the right to control the day to day management and affairs of the second Person either by contract or the ownership of voting interests.

Alterations: any alterations, improvements, additions or installations within the Premises; excluding, however, any work therein which may be performed by Landlord.

Arbitration: means the submission of a disputed matter to the Arbitrator for resolution in accordance with the Arbitration Procedures (as defined in Section 30.1 of the Lease).

Arbitration Dispute: defined in Lease Section 30.1.

Arbitration Procedures: defined in Lease Section 30.1.

Arbitration Service: means the American Arbitration Association or any other reputable arbitration organization designated by the party submitting the Arbitration Dispute to arbitration.

Arbitrator: means the person or persons presiding over an Arbitration.

Base Rent: defined in Lease Section 4.1.

Broker: defined in Article XXIII of the lease.

Building: defined in Lease Section 2.1.

Building Management Company: the company or firm under contract with Landlord to provide property management services for the Building as of such day. Initially, the Building Management Company shall be FLCC Management, LLC.

Building Systems: collectively, all items and component parts of the machines, equipment, parts and software required to operate the heating, refrigeration, HVAC, electrical, lighting, data and communications systems, plumbing, water, sewer, drainage, mechanical, renewable energy installations (e.g. solar, wind and geothermal), sprinklers, fire/life safety, security and energy management components of the Building, and all pipes, wires, conduits, connections, gauges, meters, regulators and related equipment and software required for the proper operation thereof.

Business Day: any day other than a Saturday, Sunday or other day on which banks in St. Louis, Missouri are not open for business.

Business Hours: shall mean Monday through Friday from 8:00 A.M. (Central Standard Time) through 6:00 P.M. (Central Standard Time), excluding any days on which banks are closed in St. Louis, Missouri.

City: the City of Saint Charles, Missouri.

Code: means the Internal Revenue Code of 1986, as amended.

Commencement Date: defined in Lease Section 3.1.1.

Common Areas: defined in Lease Section 6.3.1.

Current Exception Documents: defined in Lease Section 29.12.

Default Rate: defined in Lease Section 27.1.

Dispute Resolution Procedures: defined in Section 30.2.

Early Access Period: defined in Lease Section 3.3.

Early Termination Date: defined in Lease Section 27.3.

Event of Default: defined in Lease Section 12.1.

Expansion Amendment: defined in Lease Section 27.1.2.

Expansion Space: defined in Lease Section 27.1.1.

Expedited Procedures: shall mean the expedited procedures permitted under the Rules.

Expiration Date: defined in Lease Section 3.2.

Force Majeure: means any of the following conditions or occurrences, not within the reasonable control of the performing party, which prevents or delays the performing party from performing its obligations under this Lease, including without limitation any one or more of the following: (a) damage or destruction by fire or other casualty; (b) lightning, tornado, earthquake, flood, windstorm or other acts of God; (c) strike or other labor dispute; (d) unusual shortages or unavailability of material, labor or utilities; (e) riots, insurrections, acts of a public enemy, acts of terrorism or vandalism; (f) bomb scares and other public health or similar third party threats or disruptions; (g) unusual and unforeseeable delays in, or the imposition of moratoriums on, the issuance of any required approvals from any Governmental Authorities; (h) unusual and widespread outbreaks of illness, epidemics or pandemics; or (i) any litigation, court order or judgment preventing or delaying the performance by Landlord of an obligation herein.

Force Majeure Delay: shall mean each day of delay in the commencement or performance of an obligation of a party hereunder to the extent such delay (A) actually causes a delay in the critical path of completion of such obligation, and (B) is caused by Force Majeure.

Governmental Authority: any department, division, agency or other regulatory body of the United States government, the State of Missouri or the City, any water district, any storm or waste water district, any special taxing district having jurisdiction over the Property, any fire marshal having jurisdiction over the Property, any court or administrative body having jurisdiction over the Property or any other similar governmental or quasi-governmental entity.

Hazardous Materials: defined in Lease Section 20.1.

Land: defined in Lease Section 2.1.

Landlord: defined in Lease introductory paragraph.

Landlord Notice Address: set forth in Lease Article I.

Landlord’s Lease Undertakings: defined in Lease Section 26.1.

Landlord’s Real Estate: defined in Lease Section 26.1.

Landlord’s Statement: defined in Lease Section 4.5.2.

Landlord’s Unamortized Transaction Costs: means the sum of (a) 40% of the total of the Tenant Improvement Allowance in the amount of $60,000, plus (b) the leasing commissions for the fourth (4th) and fifth (5th) Lease Years in the amount of $32,953.68.

Late Start Notice: defined in Lease Section 29.1

Late Start Notice Deadline: defined in Lease Section 29.1

Lease Documents: defined in Lease Section 26.1.

Lease Term: defined in Lease Section 3.2.

Lease Year: any consecutive period of twelve months commencing on the Rent Commencement Date or any anniversary of the Rent Commencement Date.

Mortgage: any mortgage, deed of trust, deed to secure debt, master lease, ground lease or other agreement granting a lien against the Property, whether prior to this Lease or subordinate to this Lease, which if foreclosed or terminated, would result in the transfer of the Landlord’s interest in the Property to a third party.

Mortgagee: the owner and holder of the mortgagee’s rights under any Mortgage.

Notified Party: defined in Lease Section 12.5.

OFAC: defined in Lease Section 10.5.13

One-Time Termination Right: defined in Lease Section 27.14.

Operating Expense Exclusions: defined in Lease Section 4.4.1.

Operating Expenses: defined in Lease Section 4.4.1.

Outside Late Start Date: defined in Lease Section 29.1

Permitted Exceptions: defined in Lease Section 2.1.

Person: means any individual, trust, trustee, corporation, partnership, limited liability company, entity, enterprise or other business organization.

Persons Indemnified by Landlord: defined in Lease Section 11.1.2.

Persons Indemnified by Tenant: defined in Lease Section 11.1.1.

Premises: defined in Lease Section 2.1.

Prevailing Market Rate: defined in Lease Section 27.2.4.

Property: collectively, the Land and the Building and includes, without limitation, all Common Areas and all appurtenant rights thereto.

Property Taxes: defined in Section 4.4.2.

Regulations: defined in Lease Section 27.11.

Renewal Option: defined in Lease Section 3.4.

Renewal Term: defined in Lease Section 3.4.

Rent: collectively, any Base Rent, Additional Rent or other amounts required to be paid by Tenant to or on behalf of Landlord under this Lease.

Rent Commencement Date: defined in Lease Section 3.1.2.

Rent Installment: defined in Lease Section 4.3.

Requirements: collectively, (a) all laws, ordinances, regulations and directives of any Governmental Authority having jurisdiction including, without limitation, any certificate of occupancy and any law, ordinance, regulation, now affecting any part of the Property or the Premises or which in the future may become applicable to any part of the Property or the Premises, including, without limitation, any zoning laws or ordinances, (b) any and all covenants, conditions or restrictions binding on Landlord or the Property under the agreements and instruments forming a part of the Permitted Exceptions, and (c) the requirements imposed upon Tenant and Landlord by their respective insurance companies providing the insurance coverages required in connection with the Premises or the Building, as the case may be.

ROFO: defined in Lease Section 27.2.

ROFO Election: defined in Lease Section 27.2.2.

ROFO Notice: defined in Lease Section 27.2.1.

ROFO Response: defined in Lease Section 27.2.1.

ROFO Space: defined in Lease Section 27.2.

Rules: means, with respect to any Arbitration Service, the rules for commercial construction arbitration adopted by such Arbitration Service.

Rules and Regulations: means the Rules and Regulations listed in Exhibit D attached hereto, as the same may be reasonably amended by Landlord from time to time upon notice to Tenant.

Tax and Operating Expense Rent: defined in Lease Section 4.2.

Tax and Operating Expense Rent Notice: defined in Lease Section 4.5.1.

Tenant Improvement Allowance: defined in Lease Section 2.2.

Tenant Improvement Allowance Work: defined in Lease Section 2.2.

Tenant Property: defined in Article XIII of the Lease.

Tenant’s Address for Notices: set forth in Lease Article I.

Tenant’s Building Signs: defined in Lease Section 19.3.

Tenant’s Percentage Share: a percentage equal to a fraction, the numerator of which is the rentable square footage within the Premises and the denominator of which is the total rentable square footage contained in the Building, subject, however, to such changes from time to time to reflect reconfigurations, additions and deletions of rentable square footage from, or modifications to, the Premises or the Building or as otherwise permitted herein, and, upon such re-determination, Landlord shall provide Tenant with written notice of the same which shall be deemed conclusive evidence of the same in the absence of obvious error.

Tenant’s Work: defined in Lease Section 2.2.

Term: defined in Section 3.2, provided, however, that if Tenant exercises any of the Renewal Options, the “Term,” shall include both the initial Term and the applicable Renewal Term.

Termination Right: defined in Lease Section 27.3.

Transfer: defined in Lease Section 10.1.

Transfer Notice: defined in Lease Section 10.3.